EX-99.(p)(28)

MFS INVESTMENT MANAGEMENT CODE OF ETHICS

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V. Trading Requirements Applicable to Research Analysts, Research Associates and Portfolio Managers	20

A. Portfolio Managers Trading in Reportable Funds:	20

B. Portfolio Managers Trading Individual Securities:	21

C. Affirmative Duty to Recommend Suitable Securities:	21

VI. Administration and Enforcement of the Code of Ethics	21

A. Applicability of the Code of Ethics’ Provisions:	21

B. Review of Reports:	22

C. Violations and Sanctions:	22

D. Appeal of Sanction(s):	22

E. Amendments and Committee Procedures:	22

Exhibit A Beneficial Ownership and Control	23

Exhibit B Reporting Obligations	25

Exhibit C Specific Country Requirements	28

Exhibit D Access Categorization of MFS Departments	30

Exhibit E Security Types and Pre-Clearance and Reporting Requirements	32

Exhibit F Private Placement Approval Request	34

Exhibit G Initial Public Offering Approval Request	35

Code of Business Conduct	37

I. Policy Purpose and Summary	37

II. Compliance with the Law	38

III. Conflicts of Interest	42

IV. Corporate Opportunities	44

V. Confidentiality	44

VI. Fair Dealing	45

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The following related policies and information can be viewed on DIVA or on @mfs under Employee Resources>Company Policies. Policies are also available on the Compliance Department’s intranet site (unless otherwise noted).

MFS Inside Information Policy

MFS Inside Information Procedures

MFS Code of Business Conduct

The Code of Ethics for Personal Trading and Conduct for Non-Management Directors

The Code of Ethics for the Independent Trustees, Independent Advisory Trustees, and Non-Management Interested Trustees of the MFS Funds

MFS Policy of Handling Complaints MFS-SLF Ethical Wall Policy

Current list of MFS’ direct and indirect subsidiaries (located on the Legal Department intranet site)

Current list of funds for which MFS acts as adviser, sub-adviser or principal underwriter (“Reportable Funds”)

Information Security Policy

Antitrust Policy

Anticorruption Policy

Political Contributions and Activity Policy

Social Media Policy

Note: The related policies and information are subject to change from time to time.

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Overview and Scope

The MFS Investment Management Code of Ethics (the “Code”) applies to Massachusetts Financial Services Company as well as all of its direct and indirect subsidiaries (collectively, the “MFS Companies”), and is designed to comply with applicable U.S. federal securities laws. The MFS Compliance Department, under the direction of MFS’ Chief Compliance Officer and the Code of Ethics Oversight Committee (the “Committee”), administers the Code.

The provisions of the Code apply to MFS “Employees” wherever located and other persons as designated by the Committee, as detailed on page 6 in Part II of the Definitions section of the Code. In certain non-U.S. countries, local laws or customs may impose requirements in addition to those imposed by the Code. MFS Employees residing in a country identified in Exhibit C are subject to the applicable requirements set forth in Exhibit C, as updated from time to time. The Code complements MFS’ Code of Business Conduct. As an Employee of MFS, you must follow MFS’ Code of Business Conduct, and any other firm-wide or department-specific policies and procedures.

This Code does not apply to directors of MFS who are not also MFS Employees (“MFS Non-Management Directors”) or Trustees of MFS’ sponsored SEC registered funds who are not also Employees of MFS (“Fund Non-Management Trustees”). MFS Non-Management Directors and Fund Non-Management Trustees are subject to the Code of Ethics for Personal Trading and Conduct for Non-Management Directors and the Code of Ethics for the Independent Trustees, Independent Advisory Trustees, and Non-Management Interested Trustees of the MFS Funds, respectively. MFS Employees must be familiar with the Role Limitations and Information Barrier Procedures of these separate codes of ethics. In addition, MFS Employees must understand and comply with the MFS-SLF Ethical Wall Policy.

The Code is structured as follows:

•	Section I identifies the general purpose of the Code.

•	Section II defines Employee classifications, Employee Related Accounts, Covered Securities and other defined terms used in the Code.

•	Section III details the procedural requirements of the Code which are applicable to MFS Employees.

•	Section IV identifies the trading provisions and restrictions of the Code which are applicable to Access Persons and Investment Personnel (as defined in Section II).

•	Section V details specific trading prohibitions applicable to Research Analysts, Research Associates and Portfolio Managers.

•	Section VI outlines the administration of the Code, including the imposition and administration of sanctions.

•	Exhibit A provides additional guidance and examples of beneficial ownership and control.

•	Exhibit B details the specific reporting obligations for Employees.

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I.	Statement of General Fiduciary Principles

The MFS Investment Advisers and its subsidiaries owe a fiduciary duty to their advisory clients. MFS Heritage Trust Company (“MHTC”) officers providing investment advice to the Collective Investment Trusts (“CITs”) owe a fiduciary obligation to the CITs. All MFS Employees have an obligation to conduct themselves in accordance with the following principles:

•	You have a fiduciary duty at all times to avoid placing your personal interests ahead of the interests of MFS’ Clients;

•	You have a duty to attempt to avoid actual and potential conflicts of interest between personal activities and MFS’ Clients’ activities; and

•	You must not take advantage of your position at MFS to misappropriate investment opportunities from MFS’ Clients.

As such, your personal financial transactions and related activities, along with those of your family members (and others in a similar relationship to you) must be conducted consistently with this Code and in such a manner as to avoid any actual or potential conflict of interest(s) with MFS’ Clients or abuse of your position of trust and responsibility.

MFS considers personal trading to be a privilege, not a right. When making personal investment decisions, you must exercise extreme care to ensure that the prohibitions of this Code are not violated. You should conduct your personal investing in such a manner that will eliminate the possibility that your time and attention are devoted to your personal investments at the expense of time and attention that should be devoted to your duties at MFS.

In connection with general conduct and personal trading activities, employees (as defined on page 6 in Section II of the Code) must refrain from any acts with respect to MFS’ Clients, which would be in conflict with MFS’ Clients or cause a violation of applicable securities laws, such as:

•	Employing any device, scheme or artifice to defraud;

•	Making any untrue statement of a material fact to an MFS Client, or omitting to state a material fact to a client necessary in order to make the statement not misleading;

•	Engaging in any act, practice or course of business that operates or would operate as a fraud or deceit; or

•	Engaging in any manipulative practice.

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It is not possible for the Code to address every situation involving MFS Employees’ personal trading. The Committee is charged with oversight and interpretation of the Code in a manner considered fair and equitable, in all cases with the view of placing MFS’ Clients’ interests paramount. It also bears emphasis that technical compliance with the procedures, prohibitions and limitations of the Code will not automatically insulate you from scrutiny of, or sanctions for, securities transactions which abuse your fiduciary duty to any MFS Client.

II.	Definitions

The definitions are designed to help you understand the application of the Code to MFS Employees, and in particular, your situation. These definitions are an integral part of the Code and a proper understanding of them is necessary to comply with the Code. Please contact the Compliance Department if you have any questions. Please refer back to these definitions as you read the Code.

A.	Categories of Personnel.

1.	Investment Personnel means and includes:

a)	Employees in the Equity and Fixed Income Departments, including portfolio managers, research analysts, research associates, traders, support staff, etc; and

b)	Other persons designated as Investment Personnel by MFS’ Chief Compliance Officer (“CCO”), MFS’ Conflicts Officer (“Conflicts Officer”) or their designee(s), or the Committee.

2.	Portfolio Managers are Employees who are primarily responsible for the day-to-day management of a portfolio or discrete portion of any portfolio. Research Analysts (defined below) are deemed to be Portfolio Managers with respect to any portfolio or discrete portion of any portfolio managed collectively by a committee of Research Analysts (e.g., MFS Research Fund).

3.	Research Analysts are Employees whose assigned duties solely are to make investment recommendations to or for the benefit of any portfolio or discrete portion of any portfolio.

4.	Research Associates are Employees that support Research Analysts and Portfolio Managers by analyzing and presenting information.

5.

Access Persons are those Employees, who, (i) in the ordinary course of their regular duties, make, participate in or obtain information regarding the purchase or sale of securities by any MFS Client; (ii) have access to nonpublic information regarding any MFS Client’s purchase or sale of

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securities; (iii) have access to nonpublic information regarding the portfolio holdings of any MFS Client; (iv) have involvement in making securities recommendations to any MFS Client or have access to such recommendations that are nonpublic; or (v) have otherwise been designated as Access Persons by the CCO, the Conflicts Officer or their designee(s), or the Committee. All Investment Personnel (including Portfolio Managers and Research Analysts) are also Access Persons. Please see Exhibit D for the Access Person designations of MFS’ Employees.

6.	Non-Access Persons are MFS Employees who are not categorized as Access Persons or Investment Personnel.

7.	MFS Employees, or Employee, is all officers, directors (excluding non-management directors) and employees of the MFS Companies, and such other persons as designated by the Committee.

8.	FINRA Affiliated Person is an Employee who is also associated with a FINRA-member firm, or licensed by FINRA.

9.	Covered Person means a person subject to the provisions of this Code. This includes MFS Employees and their related persons, such as spouses and minor children, as well as other persons designated by the CCO or Conflicts Officer, or their designee(s), or the Committee (who, as the case may be, shall be treated as MFS Employees, Access Persons, Non-Access Persons, Portfolio Managers or Research Analysts, as designated by the CCO or Conflicts Officer, or their designees(s), or the Committee). Such persons may include fund officers, consultants, contractors and employees of Sun Life Financial Inc. providing services to MFS.

B.	Accounts are all brokerage accounts (excluding 529 Plans) and Reportable Fund accounts.

C.	Employee Related Account of any person covered under this Code includes but is not limited to:

10.	The Employee’s own Accounts and Accounts “beneficially owned” by the Employee as described below;

11.	The Employee’s spouse/domestic partner’s Accounts and the Accounts of minor children and other relatives living in the Employee’s household;

12.	Accounts in which the Employee, his/her spouse/domestic partner, minor children or other relatives living in the Employee’s household have a beneficial interest (i.e., share in the profits even if there is no influence on voting or disposition of the shares); and

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13.	Accounts (including corporate Accounts and trust Accounts) over which the Employee or his/her spouse/domestic partner or other relatives living in the Employee’s household exercises investment discretion or direct or indirect influence or control. For purposes of this definition “direct or indirect influence or control” includes the ability of the Employee to amend or terminate the applicable investment management agreement.

See Exhibit A for a more detailed discussion of beneficial ownership and control. For additional guidance in determining beneficial ownership and control, contact the Compliance Department.

Any person subject to this Code is responsible for compliance with these rules with respect to any Employee Related Account, as applicable.

D.	Automatic Investment Plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. This includes a dividend reinvestment plan and payroll and MFS contributions to the MFS retirement plans.

E.	CCO means MFS’ Chief Compliance Officer.

F.	Committee means the Code of Ethics Oversight Committee.

G.	Conflicts Officer means MFS’ Conflicts Officer.

H.	Covered Securities are generally all securities. See Exhibit D for application of the Code to the various security types and for a list of securities which are not Covered Securities.

I.	IPO means an initial public offering of equity securities registered with the U.S. Securities and Exchange Commission or (if necessary) a foreign financial regulatory authority.

J.	MFS Client includes any advisory client of the MFS Investment Advisers.

K.	Private Placement means a security offering that is exempt from registration under certain provisions of the U.S. securities laws and/or similar laws of non-U.S. jurisdictions. Examples of private placements include investments in private companies, hedge fund offerings, “crowd funding” / “crowd” source capital and other similar investments. If you are unsure whether the securities are issued in a private placement, you must consult with the Compliance Department).

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L.	Portfolio means any fund or account or any discrete portion of a fund or account of a MFS Client.

M.	Investment Related Proprietary Information is information in which MFS has invested its own resources or soft dollars to acquire or develop and/or taken reasonable measures to keep confidential. It does not include information that is generally known or is readily ascertainable. Examples of Proprietary Information include, but are not limited to, internally developed research, research acquired with soft dollars, portfolio transactions and portfolio holdings.

N.	Reportable Fund means any fund for which a MFS Company acts as investment adviser, sub-adviser or principal underwriter. Such funds include MFS’ retail funds, MFS Variable Insurance Trust, MFS Variable Insurance Trust II, MFS Institutional Trust, and funds for which MFS serves as sub-adviser[1], as well as MFS offshore funds (e.g., MFS Meridian Funds). See the PTA home page or compliance intranet site for a link to the list of Reportable Funds.

O.	MFS Investment Advisers means MFS Investment Management, MFS Institutional Advisors, Inc., MFS Investment Management Canada Ltd., MFS International Ltd., MFS International (U.K.) Limited, MFS International Singapore Pte Ltd. and MFS Investment Management K.K.

III.	Procedural Requirements of the Code Applicable to MFS Employees (Non-Access Persons, Access Persons and Investment Personnel)

A.	Compliance with Applicable Federal Securities Laws:

The MFS Companies are subject to extensive regulation. As an MFS Employee, you must comply not only with all applicable federal securities laws but all applicable firm-wide policies and procedures, including this Code, which may be, on occasion, more restrictive than applicable federal securities laws. MFS Employees residing outside the U.S. must also comply with local securities laws (see Exhibit C for specific country requirements). In addition, MFS Employees must be sensitive to the need to recognize any conflict, or the appearance of a conflict, of interest between personal activities and activities conducted for the benefit of MFS Clients, whether or not covered by the provisions of this policy.

[1]	Although exchange traded funds sub-advised by MFS meet the definition of reportable funds, investing in ETFs sub-advised by MFS, including the SPDR MFS Systematic Core Equity ETF, the SPDR MFS Systematic Growth Equity ETF and the SPDR MFS Systematic Value Equity ETF is prohibited. Please refer to Section III-O for additional information.

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B.	Reporting Violations:

MFS Employees are required to report any violation, whether their own or another individual’s, of the Code, Inside Information Policy and related procedures, Code of Business Conduct, MFS’ Business Gift and Entertainment Policy, Information Security Policy, Political Contributions and Activities Policy, Social Media Policy, Anticorruption Policy and Antitrust Policy and any amendments thereto (collectively, the “Conduct Policies”). Reports of violations other than your own may be made anonymously and confidentially to the MFS Corporate Ombudsman, as provided for in the MFS Policy of Handling Complaints. Alternatively, you may contact the CCO or the Conflicts Officer or their designee(s).

C.	Certification of Receipt and Compliance:

1.	Initial Certification (New Employee).

Within 10 calendar days of commencement of employment, each new MFS Employee must certify that they have read and understand the provisions of the Conduct Policies. This certification must be completed using the Code of Ethics system at https://mfs.ptaconnect.com. Compliance and/or the Committee may, at its discretion, determine that this reporting requirement may be fulfilled instead using paper forms.

2.	Quarterly Certification of Compliance.

On a quarterly basis, Employees will be expected to certify that they: (i) have been directed to electronic copies of the then current Conduct Policies; (ii) have read and understand the Conduct Policies and recognize that they are subject to their requirements; and (iii) have complied with all applicable requirements of the Conduct Policies. This certification shall apply to all Employee Related Accounts, and must be completed using the Code of Ethics system at https://mfs.ptaconnect.com. Compliance and/or the Committee may, at its discretion, determine that this reporting requirement may be fulfilled instead using a paper form.

D.	Use of Required Brokers:

Employees located in the U.S. are required to maintain Employee Related Accounts at, and execute all transactions in Covered Securities through, one or more broker-dealers as determined by the Committee. (A list of required brokers is located on https://mfs.ptaconnect.com). New Employees should initiate a transfer of Employee Related Accounts to one or more of the required brokers within 45 days of their hire date. Upon opening such an Account, Employees are required to disclose the Account to the Compliance Department. MFS Employees

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must also agree to allow the broker-dealer to provide the Compliance Department with electronic reports of Employee Related Accounts and transactions executed therein and to allow the Compliance Department to access all Account information. In addition, if the Compliance Department detects an Employee Related Account that was not reported by the Employee, the Compliance Department will request all statements since the Employee’s hire date.

Employees located in the U.S. are required to receive approval from the Committee to maintain an Employee Related Account with broker-dealers other than those on the required brokers list. Permission to open or maintain an Employee Related Account with a broker-dealer other than those on the list of approved brokers will not be granted or may be revoked if, among other things, transactions are not reported as described below in Transactions Reporting Requirements, Section III G. The Committee may grant or withhold approval to Employees to open or maintain an Employee Related Account with broker-dealers other than those on the required brokers list in its sole discretion. Employees should not have any expectation that the Committee will grant approval to open or maintain an Employee Related Account with any broker-dealer other than one on the required brokers list.

E.	Reportable Funds Transactions and Holdings:

Employees are required to purchase and maintain investments in Reportable Funds sponsored by MFS through MFS, or another entity designated by MFS for Reportable Funds not available for sale in the U.S. Transactions and holdings in sub-advised Reportable Funds or Reportable Funds not available for sale in the U.S. must be reported as described in Sections III-F and III-G below. (See the PTA homepage and the compliance intranet site for a list of products sub-advised by MFS.)

In addition, MFS Employees are subject to the same policies against excessive trading that apply for all shareholders in Reportable Funds. These policies, which are described in the Reportable Funds’ prospectuses, are subject to change.

F.	Disclosure of Employee Related Accounts and Holdings (for details on the specific reporting obligations, see Exhibit B):

1.	Initial Report.

Each new Employee must disclose to the Compliance Department all Employee Related Accounts and all holdings in Covered Securities whether or not held in an Employee Related Account within 10 calendar days of their hire. This includes Covered Securities held directly with the transfer agent or in a dividend reinvestment plan. This report must be made using the Code of Ethics system at https://mfs.ptaconnect.com.

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Compliance and/or the Committee may, at its discretion, determine that this reporting requirement may be fulfilled instead using a paper form. The report must contain information that is current as of a date no more than 45 days prior to the date the report is submitted. Also, any Employee Related Accounts newly associated with an Employee, through marriage or any other life event, must be disclosed promptly but no later than prior to completion of the next Quarterly Certification.

2.	Annual Update.

On an annual basis, Employees will be required to make an annual update of their Employee Related Accounts and all holdings in Covered Securities, whether or not held in an Employee Related Account. The report must contain information that is current as of a date no more than 45 days prior to the date the report is submitted. The Committee may, at its discretion, determine that reporting requirements contained in this section do not apply to holdings in Accounts where investment discretion is maintained by or delegated to an independent third party and the Employee has no present authority to amend or terminate the applicable investment management agreement. Compliance and/or the Committee may, at its discretion, determine that this reporting requirement may be fulfilled instead using a paper form.

G.	Transactions Reporting Requirements:

Each Employee must either report and/or verify all transactions in Covered Securities. Reports must show any purchases or sales for all Covered Securities whether or not executed in an Employee Related Account. Reports must show any purchases or sales for all Covered Securities. Employees must submit a quarterly report within 30 days of calendar quarter end even if they had no transactions in Covered Securities within the quarter. Reports must be submitted using the Code of Ethics system at https://mfs.ptaconnect.com. The Committee may, at its discretion, determine that this reporting requirement may be fulfilled instead using a paper form. For purposes of this report, transactions in Covered Securities that are affected in Automatic Investment Plans need not be reported. The Committee may, at its discretion, determine that reporting requirements contained in this section do not apply to transactions in Accounts where investment discretion is maintained by or delegated to an independent third party and the Employee has no present authority to amend or terminate the applicable investment management agreement. Compliance and/or the Committee may, at its discretion, determine that this reporting requirement may be fulfilled instead using a paper form.

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H.	Employees on Leave:

Active Employees who are on leave from MFS are still MFS Employees and as such are subject to the Code as well as to MFS’ other Conduct Policies. Active Employees on leave must continue to report holdings and transactions while on leave consistent with the requirements of Section III. Active Employees on leave will be required to preclear trades if such employees are Access Persons or Investment Personnel and to certify to their compliance for the period of their leave, including verification of transactions and holdings reports, upon their return to work. Inactive Employees who are no longer Access Persons under the Code will not be subject to the Code for the duration of such period of inactivity.

I.	Discretionary Authorization:

Generally, Employees are prohibited from exercising discretion over Accounts in which they have no beneficial interest. Under limited circumstances, and only with prior written approval from the Compliance Department, an Employee may be permitted to exercise such discretion. In addition, Employees must receive prior written approval from the Compliance Department before: (i) assuming power of attorney related to financial or investment matters for any person or entity; or (ii) accepting a position on an investment committee for any entity. Further, Employees must notify the Compliance Department upon becoming an executor or trustee of an estate.

J.	Excessive Trading:

Excessive or inappropriate trading that interferes with job performance or compromises the duty that MFS owes to MFS Clients will not be permitted. An unusually high level of personal trading is strongly discouraged and may be monitored by the Compliance Department and reported to senior management for review. A pattern of excessive trading may lead to disciplinary action under the Code.

K.	Use of MFS’ Investment Related Proprietary Information:

MFS’ investment recommendations and other Investment Related Proprietary Information are for the exclusive use of MFS Clients. For purposes of this paragraph, MFS Clients include clients of PPM Sponsors and exclude PPM Sponsors themselves. Employees should not use MFS’ Investment Related Proprietary Information for personal benefit or to benefit others. For the avoidance of doubt, this means that you should not recommend securities to non clients based on MFS Investment Related Proprietary Information.

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Any pattern of personal trading or emails suggesting use of MFS’ Investment Related Proprietary Information will be investigated by the Compliance Department. Any misuse or distribution in contravention of MFS policies of MFS’ investment recommendations is prohibited. Personal trading conducted in a manner consistent with the pre-clearance rules and other provisions of the Code is presumed not to be in violation of this section. This presumption, however, is rebuttable if trading patterns and/or other activities indicate otherwise.

L.	Futures, Options and Other Derivatives on Covered Securities and Exchange Traded Funds (“ETFs”) and Exchange Traded Notes (“ETNs”):

Employees are prohibited from using derivatives on Covered Securities or ETFs and ETNs to evade the restrictions of this Code. Employees may not use derivatives with respect to a Covered Security or make an investment in an ETF/ETN in order to gain exposure to a Covered Security if the Code would prohibit taking the same position directly in the Covered Security. For example, if a pre-clearance request to buy a security is denied, trading an ETF that has 10% exposure to the same underlying security would be considered a violation of the Code.

M.	Initial Public Offerings:

Employees are generally prohibited from purchasing equity securities in an IPO. Contact the Compliance Department to determine eligibility.

N.	Investment Clubs and Investment Contests:

MFS generally prohibits Employees from direct or indirect participation in investment clubs and investment contests. These prohibitions extend to the direct or indirect acceptance of payment or offers of payments of compensation, gifts, prizes or winnings as a result of participation in such activities. Employees should understand that this prohibition applies with equal force to an investment contest in which contest winners do not win a prize with any monetary value.

O.	Investments in Exchange Traded Funds Sub-advised by MFS:

Employees are prohibited from investing in ETFs sub-advised by MFS, including the SPDR MFS Systematic Core Equity ETF, the SPDR MFS Systematic Growth Equity ETF and the SPDR MFS Systematic Value Equity ETF.

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IV.	Trading Provisions, Restrictions and Prohibitions Applicable to All Access Persons and Investment Personnel (collectively, “Access Persons” unless otherwise noted)

A.	Pre-clearance:

Access Persons must pre-clear before effecting a personal transaction in any Covered Security, except for Reportable Funds. Note: All closed-end funds, including closed-end funds managed by MFS, must be pre-cleared.

Generally, a pre-clearance request will not be approved if it would appear that the trade could have a material influence on the market for that security or would take advantage of, or hinder, trading by any MFS Client within a reasonable number of days. Additionally, any pre-clearance request may be evaluated to determine compliance with other provisions of the Code relevant to the trade or as market or other conditions warrant.

To avoid inadvertent violations, good-till-cancelled orders are not permitted.

Pre-clearance requests will generally be limited to US trading hours with the exception of international employees where pre-clearance is permitted during a specific time-frame as determined by the Committee.

•	Information regarding current pre-clearance hours is available on the Code of Ethics system at https://mfs.ptaconnect.com.

Except as otherwise determined by the Committee, pre-clearance approval is good for the same business day authorization is granted (with the exception of employees located in Japan, Hong Kong, Singapore and Australia who have an additional day to execute a trade).

•	In order to pre-clear, an Access Person must enter his/her trade request into the Code of Ethics system ( https://mfs.ptaconnect.com) on the day they intend to trade.

By seeking pre-clearance, Access Persons will be deemed to be advising the Compliance Department that they (i) do not possess any material, nonpublic information relating to the security or the issuer of the security; (ii) are not using knowledge of any proposed trade or investment program relating to any MFS Client portfolio for personal benefit; (iii) believe the proposed trade is available to any similarly situated market participant on the same terms; and (iv) will provide any relevant information requested by the Compliance Department. Pre-clearance may be denied for any reason. An Access Person is not entitled to receive any explanation if their pre-clearance request is denied.

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Pre-clearance is not required for the below list of transactions. Please see Exhibit E for whether these transactions need to be reported:

•	Purchases or sales that are not voluntary, which include but are not limited to: tender offers, transactions executed by a broker to cover a negative cash balance in an account, broker disposition of fractional shares, and debt maturities. Transactions executed as a result of a margin call or forced cover of a short position do not fall under this exception and must be pre-cleared;

•	Purchases or sales which are part of an Automatic Investment Plan that has been disclosed to the Compliance Department in advance;

•	Transactions in securities not covered by this Code, or other security types for which pre-clearance is not required (see Exhibit E); and

•	Subject to prior approval from the Committee, trades in an account where investment discretion is maintained by or delegated to an independent third party.

B.	Private Placements:

Access Persons must obtain prior approval from the Compliance Department before participating in a Private Placement including a Private Placement of a pooled vehicle managed by MFS. The Compliance Department will consult with the Committee and other appropriate parties in evaluating the request. To request prior approval, Access Persons must provide the Compliance Department with a completed Private Placement Approval Request (see Exhibit F). Access Persons are prohibited from participating in “Private Investments in Public Equity Securities” transactions (commonly referred to as “PIPES” offerings).

If the request is approved, the Access Person must report the trade on the Quarterly Transaction Report and report the holding on the Annual Holdings Report (see Section III. F. and Section III. G.).

If the Access Person is also a Portfolio Manager and has a material role in the subsequent consideration of securities of the issuer (or one that is affiliated) by any MFS Client portfolio after being permitted to make a Private Placement, the following steps must be taken:

1.	The Portfolio Manager must disclose the Private Placement interest to a member of MFS’ Investment Management Committee.

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2.	An independent review by the Compliance Department in conjunction with other appropriate parties must be obtained for any subsequent decision to buy any securities of the issuer (or one that is affiliated) for the Portfolio Manager’s assigned client portfolio(s) before buying for the portfolio(s). The review must be performed by the Compliance Department in consultation with other appropriate parties.

C.	Initial Public Offerings and Secondary Offerings:

Access Persons are generally prohibited from purchasing securities in either an IPO or a secondary offering. Under limited circumstances and only with prior approval from the Compliance Department, in consultation with the Committee and/or other appropriate parties, certain Access Persons may purchase equity securities in an IPO or a secondary offering, provided the Compliance Department and/or other appropriate parties determines such purchase does not create a reasonable prospect of a conflict of interest with any Portfolio. To request permission to purchase equity securities in an IPO or a secondary equity offering, the Access Person must provide the Compliance Department with a completed request form (see Exhibit G). To request permission to purchase new issues of fixed income securities, the Access Person must pre-clear the security using the Code of Ethics system at https://mfs.ptaconnect.com.

D.	Restricted Securities:

Access Persons may not trade for their Employee Related Accounts securities of any issuer that may be on any complex-wide restriction list maintained by the Compliance Department.

E.	Short-Term Trading:

All Access Persons are prohibited from profiting by entering into opening and subsequent closing transactions involving the same or equivalent Covered Security within 60 calendar days.2 Profits from such trades must be disgorged (surrendered) in a manner acceptable to MFS. Any disgorgement amount shall be calculated by the Compliance Department, the calculation of which shall be binding. This provision does not apply to:

•	Transactions in Covered Securities that are exempt from the pre-clearance requirements described above (see Exhibit E);

•	Transactions in Covered Securities executed in an Employee Related Account where investment discretion is maintained by or delegated to an independent third party, and the Committee has exempted the Account from preclearance requirements in Section IV. A.; or

•	Transactions effected through an Automatic Investment Plan.

[2]	Opening transactions may include but are not limited to: buying securities long, selling securities short, buying a call to open, selling a call to open, buying a put to open and selling a put to open. Note: certain of these transactions are prohibited outright under Section IV-F of the Code. Please contact the Compliance Department with any questions with respect to the application of this prohibition.

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F.	Selling Short:

Access Persons must not sell securities short. This prohibition includes option transactions designed to achieve the same result, such as writing naked calls or buying puts without a corresponding long position.

G.	Service as a Director:

Access Persons must obtain prior approval from the Compliance Department to serve on a board of directors or trustees of a publicly traded company or a privately held company that is reasonably likely to become publicly traded within one year from the date the Access Person joined the board (for purposes of the Code, a registered investment company that issues redeemable securities registered under the Securities Act of 1933 constitutes a publicly traded company even though no secondary market transactions may occur). In the event an Access Person learns that a privately held company for which the Access Person serves as a director or trustee plans to make a public offering, the Access Person must promptly notify the Compliance Department. Access Persons serving as directors or trustees of publicly traded companies may be isolated from other MFS Employees through “information barriers” or other appropriate procedures.

Access Persons who would like to serve on a board of directors or trustees of a non-profit organization or a privately held company that is not reasonably likely to become publicly traded within one year from the date the Access Person joined the board should refer to the Code of Business Conduct prior to participating in the outside activity.

V.	Trading Requirements Applicable to Research Analysts, Research Associates and Portfolio Managers

A.	Portfolio Managers Trading in Reportable Funds:

No Portfolio Manager shall buy and sell (or sell and buy) shares within 14 calendar days for his or her Employee Related Accounts of any Reportable Fund with respect to which he or she serves as a Portfolio Manager. This provision does not apply to transactions effected through an Automatic Investment Plan.

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B.	Portfolio Managers Trading Individual Securities:

Portfolio Managers are prohibited from trading a security for their Employee Related Accounts (a) for seven calendar days after a transaction in the same or equivalent security in a Portfolio for which he or she serves as Portfolio Manager and (b) for seven calendar days before a transaction in the same or similar security in a Portfolio for which he or she serves as Portfolio Manager if the Portfolio Manager had reason to believe that such Portfolio was reasonably likely to trade the same or similar security within seven calendar days after a transaction in the Portfolio Manager’s Employee Related Accounts. If a Portfolio Manager receives pre-clearance authorization to trade a security in his or her Employee Related Account, and subsequently determines that it is appropriate to trade the same or equivalent security in a Portfolio for which the Employee serves as Portfolio Manager, the Portfolio Manager must contact the Compliance Department prior to executing any trades for his or her Employee Related Account and/or Portfolio.

C.	Affirmative Duty to Recommend Suitable Securities:

Research Analysts have an affirmative duty to make unbiased and timely recommendations to MFS Clients. Research Analysts and Research Associates are prohibited from trading a security they researched on behalf of MFS, or are assigned to research, in an Employee Related Account if he or she has not communicated information material to an investment decision about that security to MFS Clients in a research note. In addition, Research Analysts are prohibited from refraining to make timely recommendations of securities in order to avoid actual or potential conflicts of interest with transactions in those securities in Employee Related Accounts. For purposes of this and similar provisions herein, including information in a research note or a revised research note constitutes communication to an MFS client.

VI.	Administration and Enforcement of the Code of Ethics

A.	Applicability of the Code of Ethics’ Provisions:

The Committee, or its designee(s), has the discretion to determine that the provisions of the Code do not apply to a specific transaction or activity. The Committee will review applicable facts and circumstances of such situations, such as specific legal requirements, contractual obligations or financial hardship. Any Employee who would like such consideration must submit a request in writing to the Compliance Department.

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B.	Review of Reports:

The Compliance Department will regularly review and monitor the reports filed by Covered Persons. Employees and their supervisors may or may not be notified of the Compliance Department’s review.

C.	Violations and Sanctions:

Any potential violation of the provisions of the Code or related policies will be investigated by the Compliance Department, or, if necessary, the Committee. If a determination is made that a violation has occurred, a sanction may be imposed. Sanctions may include, but are not limited to, one or more of the following: a warning letter, fine, profit surrender, personal trading ban, termination of employment or referral to civil or criminal authorities. Material violations will be reported promptly to the Board of Trustees of the Reportable Funds or relevant committee(s) of the Board.

D.	Appeal of Sanction(s):

Employees deemed to have violated the Code may appeal the determination by providing the Compliance Department with a written explanation within 30 days of being informed of the outcome. If appropriate, the Compliance Department will review the matter with the Committee. The Employee will be advised whether the sanction(s) will be imposed, modified or withdrawn. Such decisions on appeals are binding. The Employee may elect to be represented by counsel of his or her own choosing and expense.

E.	Amendments and Committee Procedures:

The Committee will adopt procedures that will include periodic review of this Code and all appendices and exhibits to the Code. The Committee may, from time to time, amend the Code and any appendices and exhibits to the Code to reflect updated business practices. The Committee shall submit any such amendments to MFS’ Policy Committee for approval and the MFS Internal Compliance Controls Committee for ratification. In addition, the Committee shall submit any material amendments to this Code to the Board of Trustees of the Reportable Funds, or its designee(s), for approval no later than 6 months after adoption of the material change.

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EXHIBIT A

BENEFICIAL OWNERSHIP AND CONTROL

The MFS Investment Management Code of Ethics (the “Code”) states that the Code’s provisions apply to accounts beneficially owned by the Employee, as well as accounts under direct or indirect influence or control of the Employee. Essentially, a person is considered to be a beneficial owner of accounts or securities when the person has or shares direct or indirect pecuniary interest in the accounts or securities. Pecuniary interest means that a person has the ability to profit, directly or indirectly, or share in any profit from a transaction. Indirect pecuniary interest extends to, but is not limited to:

•	Accounts and securities held by immediate family members sharing the same household; and

•	Securities held in trust (certain exceptions may apply at the discretion of the Committee).

In addition, the Code may apply to accounts under the direct or indirect influence or control of the Employee even when the Employee is not considered a beneficial owner.

Practical Application

•	If an adult child is living with his or her parents: If the child is living in the parents’ house, but does not financially support the parent, the parents’ accounts and securities are not beneficially owned by the child. If the child works for MFS and does not financially support the parents, accounts and securities owned by the parents are not subject to the Code. If, however, one or both parents work for MFS, and the child is supported by the parent(s), the child’s accounts and securities are subject to the Code because the parent(s) is a beneficial owner of the child’s accounts and securities.

•	Co-habitation (domestic partnership): Accounts where the employee is a joint owner, or listed as a beneficiary, are subject to the Code. If the Employee contributes to the maintenance of the household and the financial support of the partner, the partner’s accounts and securities are beneficially owned by the employee and are therefore subject to the Code.

•	Co-habitation (roommate): Generally, roommates are presumed to be temporary and have no beneficial interest in one another’s accounts and securities.

•	UGMA/UTMA accounts: If the Employee, or the Employee’s spouse, is the custodian for a minor child, the account is beneficially owned by the Employee. If someone other than the Employee, or the Employee’s spouse, is the custodian for the Employee’s minor child, the account is not beneficially owned by the Employee. If the Employee, or the Employee’s spouse, is the beneficiary of the account and is age of majority (i.e., 18 years or older in Massachusetts) then the account is beneficially owned by the Employee/Spouse.

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•	Transfer on Death accounts (“TOD accounts”): TOD accounts where the Employee becomes the registrant upon death of the account owner are not beneficially owned by the Employee until the transfer occurs (this particular account registration is not common).

•	Trusts:

•	If the Employee is the trustee for an account where the beneficiaries are not immediate family members, the position should be reviewed in light of outside business activity (see the Code of Business Conduct) and generally will be subject to case-by-case review for Code applicability.

•	If the Employee is a beneficiary and does not share investment control with a trustee, the Employee is not a beneficial owner until the trust is distributed.

•	If an Employee is a beneficiary and can make investment decisions without consultation with a trustee, the trust is beneficially owned by the Employee.

•	If the Employee is a trustee and a beneficiary, the trust is beneficially owned by the Employee.

•	If the Employee is a trustee, and a family member is beneficiary, then the account is beneficially owned by the Employee.

•	If the Employee is a settler of a revocable trust, the trust is beneficially owned by the Employee.

•	If the Employee’s spouse/domestic partner is trustee and beneficiary, a case-by-case review will be performed to determine applicability of the Code.

•	College age children: If an Employee has a child in college and still claims the child as a dependent for tax purposes, the Employee is a beneficial owner of the child’s accounts and securities.

•	Powers of attorney: If an Employee has been granted power of attorney over an account, the Employee is not the beneficial owner of the account until such time as the power of attorney is triggered to permit the employee to trade or make other investment decisions.

•	Outside Business Activities (See Code of Business Conduct):

•	If the Employee serves in a role that requires that he/she exercise investment discretion with respect to Covered Securities, then the related Account is considered to be under the control or influence of the Employee.

•	If the Employee serves in a role that requires/allows that he/she delegate investment discretion to an independent third party, then the activity will be subject to a case by case review for Code applicability.

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EXHIBIT B

REPORTING OBLIGATIONS

A.	Initial and Annual Holdings Reports

Employees must file initial and annual holdings reports (“Holdings Reports”) as follows.

1.	Content of Holdings Reports

•	The title, number of shares and principal amount of each Covered Security;

•	The name of any broker or dealer with whom the Employee maintained an account in which ANY securities were held for the direct or indirect benefit of the Employee; and

•	The date the Employee submits the report.

2.	Timing of Holdings Reports

•	Initial Report—No later than 10 days after the person becomes an Employee. The information must be current as of a date no more than 45 days prior to the date the person becomes an Employee.

•	Annual Report – Annually, and the information must be current as of a date no more than 45 days before the report is submitted.

3.	Exceptions from Holdings Report Requirements No holdings report is necessary:

•	For holdings in securities that are not Covered Securities; or

•	With respect to securities held in Accounts for which the Committee has determined that the reporting requirements do not apply, because investment discretion is maintained by or delegated to an independent third party and the Employee has no present authority to amend or terminate the applicable investment management agreement.

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B.	Quarterly Transaction Reports

Employees must file a quarterly transactions report (“Transactions Report”) with respect to:

(i)	any transaction during the calendar quarter in a Covered Security in which the Employee had any direct or indirect beneficial ownership; and

(ii)	any account established by the Employee during the quarter in which ANY securities were held during the quarter for the direct or indirect benefit of the Employee.

Brokerage statements may satisfy the Transactions Report obligation provided that they contain all the information required in the Transactions Report and are submitted within the requisite time period as set forth below.

2.	Content of Transactions Report

(a)	For Transactions in Covered Securities

•	The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

•	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

•	The price of the Covered Security at which the transaction was effected;

•	The name of the broker, dealer or bank with or through which the transaction was effected; and

•	The date the report was submitted by the Employee.

(b)	For Newly Established Accounts Holding ANY Securities

•	The name of the broker, dealer or bank with whom the Employee established the account;

•	The date the account was established; and

•	The date the report was submitted by the Employee.

3.	Timing of Transactions Report

No later than 30 days after the end of the calendar quarter.

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4.	Exceptions from Transactions Report Requirements

No Transactions Report is necessary:

•	For transactions in securities that are not Covered Securities;

•	With respect to transactions effected pursuant to an Automatic Investment Plan; or

•	With respect to transactions in Accounts for which the Committee has determined that the reporting requirements do not apply, because investment discretion is maintained by or delegated to an independent third party and the Employee has no present authority to amend or terminate the applicable investment management agreement.

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EXHIBIT C

SPECIFIC COUNTRY REQUIREMENTS

(For MFS Employees Located in Offices Outside of the U.S.)

United Kingdom

The UK Financial Conduct Authority rules on personal account dealing are contained in Chapter 11 of the FCA Handbook’s Conduct of Business Sourcebook (“COBS”). Further details of the compliance requirements in relation to COBS are in the MFS International (UK) Limited (“MIL UK”) Compliance Manual.

As an investment management organization, MIL UK has an obligation to implement and maintain a meaningful policy governing the investment transactions of its employees (including directors and officers). In accordance with COBS 11.7.1R, this policy is intended to minimize conflicts of interest, and the appearance of conflicts of interest, between the employees and clients of MIL UK, as well as to effect compliance with the provisions of part (V) of the Criminal Justice Act 1993, which relates to insider dealing, and part (VIII) of the Financial Services and markets Act 2000, which relates to market abuse and the FCA’s Code of Market Conduct. This policy is incorporated by reference into the MIL UK Compliance Manual, which should be read in conjunction with this Code.

Under COBS, MIL UK must take reasonable steps to ensure that any investment activities conducted by employees do not conflict with MIL UK’s duties to its customers. In ensuring this is and continues to be the case, MIL UK must ensure it has in place processes and procedures which enable it to identify and record any employee transactions and permission to continue with any transaction is only given where the requirements of COBS are met.

In addition, in respect of UK-based employees, spread betting on securities is prohibited. For specific guidance, please contact the MIL UK Compliance Officer.

Japan

MFS Investment Management K.K., MFS’ subsidiary in Japan (“MIMkk”), and its employees, are under the supervision of the Japanese FSA and Kantoh Local Financial Bureau as an investment manager registered in Japan. MIMkk and its employees are regulated by the following laws/guidelines.

•	Financial Instruments and Exchange Law, Chapter VI – Regulations for Transactions, etc. of Securities.

•	Guideline for Prohibition of Insider Trading by Japan Securities Investment Advisers Association (“JSIAA”).

•	Guideline for Monitoring Personal Trading by Investment Trust (Toshin) Association (“ITA”).

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In addition, MIMkk employees are prohibited from holding Covered Securities for a period less than six months.

This policy is incorporated by reference into the MIMkk Compliance Manual, which should be read in conjunction with this Code.

For specific guidance, please contact Tatsuya Shimizu, MIMkk’s Compliance Officer.

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EXHIBIT D

ACCESS CATEGORIZATION OF MFS DEPARTMENTS

Employees assigned to the following business units, departments or roles have been designated as “Access Persons”:

•	Management Group

•	Equity

•	Fixed Income

•	Compliance

•	Fund Treasury

•	Information Technology

•	Global Investment Support

•	Internal Audit

•	Legal

•	Finance

•	MFD

•	MFSI

•	ARG

•	IGS

•	MIL

•	Employees who are members of the Management Committee, the Operations Committee or the Leadership Forum

•	Employees who have access to the Investment Research System, the equity trading system or the fixed income trading system

•	Employees who have access to any system containing information related to current portfolio holdings

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Employees assigned to the following business units, departments or roles have been designated as “Non-Access”:

•	Human Resources

•	Service Center

•	Corporate Services and Property Management

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EXHIBIT E

SECURITY TYPES AND PRE-CLEARANCE AND REPORTING REQUIREMENTS

(This list is not all inclusive and may be updated from time to time. Contact the Compliance Department for additional guidance.)

Security Type	Pre-clearance Required?	Transactions and Holdings Reporting Required?

Mutual Funds

Open-end investment companies which are not Reportable Funds	No	No

Non-MFS 529 Plans	No	No

Reportable Funds (excluding MFS money market funds)[3]	Yes	Yes

Closed-end funds (including MFS closed- end funds)	Yes	Yes

Unit investment trusts which are exclusively invested in one or more open-end funds, none of which are Reportable Funds	No	No

Exchange Traded Funds (ETFs) and Exchange Traded Notes (ETNs) including options and structured notes on ETFs and ETNs[3]	No

Equities

Equity securities (including REITS)	Yes	Yes

Options, futures and structured notes on equity securities	Yes	Yes

Fixed Income

Corporate bond securities	Yes	Yes

Municipal bond securities	Yes	Yes

High yield bond securities	Yes	Yes

Options, futures and structured notes on fixed income securities	Yes	Yes

U.S. Treasury Securities and other obligations backed by the good faith and credit of the U.S. government	No	No

[3]	Employees are prohibited from investing in ETFs sub-advised by MFS, including the SPDR MFS Systematic Core Equity ETF, the SPDR MFS Systematic Growth Equity ETF and the SPDR MFS Systematic Value Equity ETF.

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Security Type	Pre-clearance Required?	Transactions and Holdings Reporting Required?

Debt obligations that are NOT backed by the good faith and credit of the U.S. government (such as Fannie Mae bonds)	Yes	Yes

Foreign government issued securities	No

Variable rate demand obligations and municipal floaters	No	No

Money market instruments, including commercial paper, bankers’ acceptances, certificates of deposit and repurchase agreements, auction-rate preferred and short-term fixed income securities with a maturity of less than one year	No	No

Other

Private placements (including real estate limited partnerships or cooperatives)[4]	Yes	Yes

Foreign currency including options and futures on foreign currency[5],[6]	No	No

Commodities and options and futures on commodities	No	Yes

Options, futures and structured notes based on a security index	No	Yes

Private MFS stock and private shares of Sun Life of Canada (U.S.) Financial Services Holdings, Inc[7]	No	No

Sun Life Financial Inc	Yes	Yes

[4]	Note that while transactions in these securities are not required to be pre-cleared using the Code of Ethics Online system, you must obtain prior approval from the Compliance Department before participating in a private placement. See Section IV. B. of the Code.
[5]	Please remember to report all accounts. On a case by case basis, Compliance may require transaction and holding reporting.
[6]	To comply with U.S. Commodity Futures Trading Commission Rule 4.23(b)(1) and (2)(ii), MFS principals (for purposes of commodity pool operator registration) must report transactions and holdings.
[7]	The common stock of Massachusetts Financial Services Company (which is not a publicly-traded company) and the common stock of Sun Life of Canada (U.S.) Financial Services Holdings, Inc. (which is also not a publicly-traded company) are considered to be Covered Securities under this Code. Employees need not pre-clear or report such stock on transactions or holdings reports pursuant to SEC No-Action Letter, Investment Company Institute, November 27, 2000.

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EXHIBIT F

PRIVATE PLACEMENT APPROVAL REQUEST8

Please Print

Employee Name:

Employee Position:

Name of Company:

Dollar amount of private placement:

Dollar amount of your intended investment:

Does this company have publicly traded securities?     ☐  Yes    ☐  No

How were you offered the opportunity to invest in this private placement?

What is the nature of your relationship with the individual or entity?

Was the opportunity because of your position with MFS?

Would it appear to a regulator or other parties that you are being offered the opportunity to participate in an exclusive, very limited offering as a way to curry favor with you or your colleagues at MFS?

Are you inclined to invest in the private placement on behalf of the funds/accounts you manage?    ☐  Yes    ☐  No

Would any other MFS funds/accounts want to invest in this private placement?

☐  Yes    ☐  No

Date you require an answer:

Attachments: ☐ business summary ☐ prospectus ☐ offering memorandum

[8]	Access Persons are prohibited from participating in “Private Investments in Public Equity Securities” transactions (commonly referred to as “PIPES” offerings).

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EXHIBIT G

INITIAL PUBLIC OFFERING APPROVAL REQUEST

Please Print.

Employee Name:                         Employee Position:

MFS Phone Extension:

Name of Company:

Aggregate Dollar amount of IPO:                 Dollar amount of your intended investment:

Maximum number of shares you intend to purchase?

Is your spouse an employee of the company?

☐ Yes  ☐ No.

Is your spouse being offered the opportunity to participate in the IPO solely as a result of his or her employment by the company?

☐ Yes  ☐ No. If no, please explain.  ☐ Not Applicable

Does the ability to participate in the IPO constitute a material portion of your spouse’s compensation for being employed by the company?

☐ Yes  ☐ No.   ☐ Not Applicable

Could it appear to the SEC or other parties that you (or your spouse) are being offered the opportunity to participate in the IPO because of your position at MFS or as a way to curry favor with MFS?

☐ Yes  ☐ No. If yes, please explain.

Are the IPO shares being offered to your spouse as part of a separate pool of shares allocable solely to company employees?

☐ Yes  ☐ No.   ☐ Not Applicable

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Are such shares part of a so-called “friends and family” or directed share allocation?

☐ Yes  ☐ No.

If your spouse chooses not to participate in the IPO, will the shares that your spouse chooses not to purchase be re-allocated to the general public or to other company insiders?

☐ General Public  ☐ Other Company Insiders  ☐ Not Applicable

If you are a portfolio manager, are the funds/accounts you manage likely to participate in the IPO?

☐ Yes  ☐ No.

If you are a portfolio manager, are you aware of other funds/account that would be likely to participate in the IPO?

☐ Yes  ☐ No.

Are there any other relevant facts or issues that MFS should be aware of when considering your request?

☐ Yes  ☐ No. If yes, please explain:

Date you require an answer:                     ,             . (Note: because IPO approval requests often require additional information and conversations with the company and the underwriters, MFS needs at least three full business days to consider such requests.)

Name and address of IPO lead underwriter, and contact person (if available):

Attachments:    ☐ offering memorandum    ☐ underwriters’ agreement    ☐ other materials describing eligibility to participate in IPO.

Compliance Use Only

☐ Approved  ☐ Denied

Signature	Date

Equity Or Fixed Income Signature	Date

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CODE OF BUSINESS CONDUCT

Owner: Chief Compliance Officer General Counsel	Effective Date: January 22, 2014
Last Review Date: February 3, 2015
Contact Persons:
Brent Farmer, Conflicts Officer Ethan Corey, Associate General Counsel

Oversight Committee: Code of Ethics Oversight Committee	Replaces Policy Version Dated: October 2, 2013

Applicability: All employees of Massachusetts Financial Services Company and its subsidiaries

I.	Policy Purpose and Summary

The Code of Business Conduct (“Code”) applies to all employees of Massachusetts Financial Services Company as well as all of its direct and indirect subsidiaries (collectively, “MFS”). Employees of MFS include all full time employees, part time, and temporary employees and certain independent contractors that will be treated as employees for the purposes of the Code as determined by the MFS Compliance Department. The Code sets minimum standards that MFS expects you to meet or exceed in your business dealings. It is important that you understand the Code and how it applies to situations you may encounter in your work. The Code does not describe, or provide guidance on, every circumstance you might encounter in your work, however, you should be aware of the policies and procedures applicable to you, including, but not limited to, the related policies cited throughout and at the end of this document. You will be expected to use your best judgment and common sense, keeping in mind that you are required to comply with the spirit, as well as the written words, of the Code.

The purpose of the Code is to promote and foster the honest and ethical conduct of the employees of MFS.

Our basic principles require you to:

•	adhere to the law;

•	avoid putting yourself or MFS in a conflict of interest or, where unavoidable, disclose how they are managed;

•	conduct yourself honestly and with integrity;

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•	keep MFS, MFS fund and MFS client information, including transactions and communications, confidential and secure; and

•	treat everyone fairly and equitably – including MFS clients, MFS fund shareholders, employees and business partners.

Various portions of the Code summarize or refer to other MFS policies, procedures and guidelines that apply to you. It is important that you familiarize yourself with those other policies, as the provisions of those policies, and not the summaries contained in the Code, ultimately govern your conduct.

II.	Compliance with the Law

You must know, respect and comply with all laws, rules and regulations applicable to the conduct of MFS’ businesses in the areas in which you work. MFS actively promotes compliance with the laws, rules and regulations governing our business, in all states and countries where MFS operates. Following both the letter and the spirit of the law is one of the foundations of MFS’ ethical standards. While no employee is expected to be an expert on every detail of the laws and regulations that govern MFS’ business, you are expected to understand the laws and regulations applicable to your duties at MFS and to understand the regulatory environment within which the firm operates well enough to know when to seek advice from your manager or the Compliance or Legal Department. As an employee of MFS, you have an obligation to report any suspected or actual non-compliance with laws and regulations. Please refer to Section X of this Code for guidance on how to report these matters.

In addition, MFS is subject to various regulatory reporting obligations with respect to the activities of its employees in order to maintain its registrations worldwide. Accordingly, the matters listed in Appendix A should be reported pursuant to Section X of this Code.

Fraudulent Activities

You are prohibited from participating in any type of dishonest or fraudulent activity that directly or indirectly may affect MFS or its clients. “Fraud” means any false representation of a matter of fact, whether material or not, or failure to disclose a material fact, concerning MFS’ or the Funds’ business or operations, by action or concealment, which is intended to deceive another. Fraud includes deception, the use of false representations or the failure to disclose material information to gain unjust advantage and dishonest schemes. It is MFS’ policy to ensure that incidents of fraud related to MFS and its clients are promptly investigated, reported and, where appropriate and authorized by applicable law, prosecuted. You must report any suspected fraudulent activities immediately. Please refer to Section X of this Code for additional guidance.

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Examples of fraud can include, but are not limited to, the following:

•	Forgery or alteration of any document or account;

•	Forgery or alteration of a check, bank draft or any other financial instrument or document;

•	Misappropriation of funds, securities, supplies or any other assets;

•	Intentional improper handling or reporting of money or other financial transactions;

•	Purposefully misleading clients with the intention of depriving them of or resulting in their loss of money or other assets;

•	Intentional misrepresentation of financial accounts or reports;

•	Profiting as a result of knowledge of investment activities or improperly disclosing such information to other persons; and

•	Any other dishonest act intended to deprive, mislead or steal for personal or corporate gain.

Insider Trading and Selective Disclosure

Securities laws and MFS policy prohibit you from acting upon material, non-public information to benefit yourself or others. Inside information is generally information about an issuer of securities that is both material and non-public. Information is deemed “material” if there is a substantial likelihood that a reasonable investor would consider it important in making an investment decision or the information is likely to affect the market price of a security. “Non-public information” is information received about an issuer under circumstances that indicate that it is not yet in general circulation. Information is generally considered public once it has been made available to the public generally by such means as an SEC filing, a press release or a report by a national business or financial news service.

As a provider of financial services, MFS may possess material non-public information about companies, including companies in which MFS does not invest, as well as about the funds and other accounts MFS advises. This Code, as well as other MFS policies such as the MFS Investment Management Code of Ethics, the Inside Information Policy, the Policy Regarding Disclosure of Information About Commingled Vehicles, the Policy Regarding Trading in Securities In Advance of a Rating Change or Initiation of Rating by an MFS Analyst and the MFS Portfolio Holdings Disclosure Policies, limit the ability of employees to enter into transactions or disclose material non-public information for the benefit of MFS, themselves, a client or any other person. Those having access to material non-public information must not use or share that information except in connection with the legitimate conduct of MFS’ business and in accordance with the related MFS polices.

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Further, employees should be careful not to disclose material non public information to any person, including clients or shareholders who are invested in MFS’ pooled investment products, including the MFS funds, on a selective basis to their benefit or to the potential detriment of others who did not receive the same information. Please refer to the above referenced policies and any related procedures for additional guidance.

Personal Trading

MFS respects your right to make personal investment decisions. However, you must ensure that these decisions are not based on confidential information you have learned as a result of your employment or relationship with MFS. You may not personally trade in any securities, including securities of our parent company, Sun Life Financial, Inc. (“SLF”), and shares of funds managed by MFS, if you possess material, non-public information with respect the issuer. You also may not pass this information on to others, including your family members. The value of the securities being traded has no bearing on whether or not the trade is prohibited. Please refer to the MFS Investment Management Code of Ethics for additional guidance. You may be subject to additional requirements depending on your specific employment at MFS. These may include pre-clearing your personal investments and trading securities only during specified periods.

Anti-Money Laundering

MFS complies fully with federal, state and international laws prohibiting money laundering and with the safeguards against terrorist activity contained in the USA Patriot Act. Under no circumstances should you participate in any money laundering activity. Any suspicious purchases, investments or any other client activity that raises questions about the source of the client’s funds should be reported immediately to your manager and the Money Laundering Representative for your business unit or MFS’ Money Laundering Compliance Officer. Please refer to MFS’ Anti-Money Laundering policies for additional guidance.

Financial Reporting and Disclosure

MFS requires honest and accurate accounting and recording of financial and other information in order to make responsible business decisions and to provide an accurate account of our performance, as well as the performance of MFS funds and client accounts, to our shareholders, clients and regulators. It is a violation of law and MFS’ policy for any MFS employee to attempt to improperly influence or mislead any auditor performing an audit of MFS or any MFS fund. MFS is committed to full compliance with all requirements applicable to its regulatory and public disclosure responsibilities as well as those of the MFS funds. MFS requires that its financial and other reporting, as well as those of the MFS funds, fairly presents the financial condition, results of operations and cash flow of our company and those of the MFS funds and that it comply in all respects with applicable law, governmental rules and regulations, including generally accepted accounting principles (GAAP) and applicable rules of the U.S. Securities and Exchange Commission (SEC) and other market regulators, as applicable (e.g., International Financial Reporting Standards).

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Our parent company, SLF, is required to make public certain information on a regular basis. This includes financial statements and other material information about MFS. It is important that this information is distributed in a consistent way. This will help prevent MFS’ information from being misused. If someone asks you for information about MFS or the Funds that is not generally available to the public, you must direct that inquiry to an appropriate member of the Legal Department. MFS publishes its assets under management (AUM) on a monthly basis; AUM for the previous month-end is posted on mfs.com on or about the fifth business day of the following month.

Record Retention

It is the policy of MFS to comply with laws and regulations relating to records preservation. You should note that under various securities, tax and other laws and regulations, certain documents must be retained for varying periods. Please refer to the Recordkeeping Policy for additional guidance.

If you become aware that there is an impending government investigation or that MFS has been served with a subpoena or have reason to believe a subpoena may be served, you must retain all records that may pertain to that investigation or that may be potentially responsive to the subpoena. If you have any questions as to whether any document or other record pertains to an investigation or may be responsive to a subpoena, you must contact the Legal Department before disposing of any such record.

Cooperation with Investigations and Law Enforcement

MFS employees are required to cooperate with government investigators and law enforcement officials. Every MFS employee must also cooperate with investigations by non-governmental regulators with oversight of our business, such as the Financial Industry Regulatory Authority (“FINRA”) and the National Futures Association (“NFA”), as well as with internal investigations conducted by MFS. If the existence of a subpoena is known or reported to you or you have reason to believe that a subpoena may be served, it is your responsibility to contact the Legal Department immediately. All other inquiries or requests or demands for information from external investigators must also be immediately referred to MFS’ Legal Department. MFS employees located in non-US offices should report any regulatory communication to the local Compliance Officer. Such Compliance Officer should report such matter to the Legal Department.

Privacy

MFS’ privacy policies set forth the obligations of MFS employees to protect personal information possessed or maintained by MFS in compliance with federal and state financial privacy and data protection laws and regulations. MFS employees must comply with applicable laws and regulations, as well as MFS’ policies, in their handling of personal information. Please see the MFS Privacy Policies for additional guidance.

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Information Barriers

You must be careful to avoid disclosing non-public information about a decision or recommendation to buy, sell or hold any security to any SLF employee in violation of the MFS-SLF Ethical Wall Policy. If a SLF employee asks you for non-public information about our investment or proxy voting decisions, in violation of the MFS-SLF Ethical Wall Policy, you should refer the request to MFS’ Chief Compliance Officer or General Counsel. Please refer to the MFS-SLF Ethical Wall Policy for more complete details.

III.	Conflicts of Interest

As an employee of MFS, it is imperative that you avoid any investment, interest or association that interferes, might interfere, or might be perceived to interfere, with your independent exercise of judgment in MFS’ best interest.

A conflict of interest occurs when your private interests interfere, or appear to interfere, in any way with the interests of MFS, the MFS funds or MFS’ clients. Conflicts of interest can arise when you take action or have interests that may make it difficult for you to perform effectively your duties to MFS, the MFS Funds or MFS’ clients. Conflicts of interest also arise when you, or a member of your family, receive improper personal benefits as a result of your position with MFS or an MFS fund. Loans to, or guarantees of obligations of, any employee, officer, director or any of their family members, from or by an MFS client or business partner are likely to pose conflicts of interest, as are transactions of any kind between MFS, an MFS Fund or an MFS advisory account and any other organization in which you or any member of your family have an interest.

Engaging in any conduct that could create a real or apparent conflict of interest is prohibited. If you have any doubt whether or not certain conduct would be considered a conflict of interest, please consult your supervisor or MFS’ Conflicts Officer. You must also disclose any material transaction or relationship that could reasonably be expected to give rise to such a conflict to MFS’ Conflicts Officer. If a conflict of interest cannot be avoided, it must be managed in an ethical, responsible manner.

Outside Activities and Affiliations

Engaging in employment, other business relationships or certain non-profit activities outside of MFS may present a conflict of interest. If you would like to initiate such relationships outside of MFS, you must obtain prior written approval from your manager and the Compliance Department. Examples of activities for which approval is required include:

•	Employment or self-employment of any sort outside of MFS.

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•	Becoming an officer, partner, trustee or serving on a board of directors of any organization (including both for-profit and non-profit) unrelated to MFS.

•	Any activity where an employee manages or advises a portfolio or effects security transactions for any organization (other than MFS or a family trust for the exclusive benefit of the employee, his/her spouse and/or their children), including a nonprofit organization, regardless of whether or not the individual receives compensation or other remuneration (except that in the case of a family trust, the employee may not receive compensation).

•	Running for political office or accepting an appointment to a governmental or political position.

Activities that do not require approval include the following situations:

•	rental income earned from your personal residence;

•	service on an industry-related board or committee (e.g., National Investment Company Service Association, Investment Company Institute) provided that your participation is related to your responsibilities at MFS;

•	goods or services of a nominal value received from an entity for whom you perform a non-recurring service (e.g., receiving free product from a retailer for a participating in a survey or writing a blog/review). For purposes of this policy, a “nominal value” is less than $100 or the foreign equivalent;

•	non-compensated volunteer work for a charitable organization (provided that you are not serving on the Board of Directors or making investment decisions for that organization); or

•	non-compensated volunteer work for organizations that are not engaged in business to make a profit, such as a condominium association, parent teacher organization or an organization that oversees a youth sports league, provided you do not make investment decisions for the organization.

If you are unsure as to whether an activity is reportable, please consult your supervisor or the Compliance Department.

Please note that all employees who are FINRA-registered representatives are subject to additional requirements. Therefore, these employees must continue to provide prior written notice to their supervisor and must receive approval from a MFD supervisory principal prior to commencing any outside activity that is not purely volunteer work or considered a passive investment. Registered representatives should direct any questions to their supervisor and/or Sales Practice Compliance prior to engaging in the activity.

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IV.	Corporate Opportunities

You may not advance your personal interests at the expense of MFS. You owe a duty to advance MFS’ legitimate interests to the best of your abilities whenever the opportunity arises. You must not take for yourself opportunities you discover through your employment or position with MFS. In addition, MFS’ and the MFS funds’ property or information must not be used for personal gain. You may not compete with MFS or the MFS funds while employed by MFS.

V.	Confidentiality

Confidential Information

MFS employees must maintain the confidentiality of information entrusted to them by MFS. In the conduct of its business, MFS creates and receives a great deal of non-public information. Much of this information is investment related, with the potential to affect market conditions and the price(s) at which MFS is able to execute securities transactions on behalf of the MFS funds or its advisory clients. Anyone in possession of non-public, investment related information, including portfolio holdings and transactions information and the research that supports it, should not disclose that information without first ensuring the recipient is subject to a duty of confidentiality, or trade personally in the securities about which he or she has information.

Disclosure of MFS’ confidential information may also affect negotiations, strategic positioning and relationships with clients, competitors and vendors. All employees must exercise care not to misuse confidential information obtained during their employment, including but not limited to information about MFS personnel, clients, business plans and ideas. The obligation to maintain the confidentiality of information may be subject to legal or regulatory requirements to disclose that information. In such cases, the Legal Department will help you determine what disclosure is required. Do not disclose any confidential information without first consulting with the Legal Department.

Media Communications, Publishing and Public Appearances

No MFS employee may provide confidential corporate information or confidential information about the MFS funds or other MFS clients to persons outside MFS, including the media, unless authorized to do so. In all cases, employees should refer media inquiries to the Marketing and Communications Department. Only designated MFS spokespersons may provide comments to the media.

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Before publishing, making speeches, including participating on panels at industry conferences, or giving interviews, you must get approval from the head of your business unit to ensure that, among other things, these types of communications do not pose potential issues of confidentiality or put MFS at a competitive disadvantage (your business unit head may have other reasons to reject any such request). The business unit head should determine whether further review of these communications is warranted by Public Relations or Corporate Compliance. Public Relations typically would review the communication to ensure that current information is used to the extent that statistics about MFS are discussed, and that the communication is consistent with MFS’ external messaging.

In addition, MFS’ Guidelines for Discussions Regarding Individual Securities provides that MFS does not believe it to be advantageous to have its views on individual companies publicized and that any such discussions of MFS holdings should be held only by MFS’ Chief Investment Strategist, portfolio managers, institutional portfolio managers (IPMs), and certain research analysts who have in-depth and current knowledge of our portfolios.

Social Media

An employee must comply with all MFS policies including the Code when using social and business networking websites (e.g., LinkedIn, Twitter, YouTube and Facebook) for MFS’ business purposes. Employees’ use of such sites must comply with the MFS Social Media Policy. The MFS Social Media Policy provides guidelines for the appropriate use of social media and sets forth certain prohibitions on its use. Employees who are FINRA-licensed through MFS Fund Distributors, Inc., must also be aware of and comply with the policy set forth in the MFS Fund Distributors, Inc. Compliance Manual (Chapter 8.3, Use of Social Networking Sites).

VI.	Fair Dealing

Every MFS employee must deal fairly with MFS’ clients and fellow employees, and with the MFS funds. We do not tolerate unfair business practices such as industrial espionage, questionable sales methods or commercial bribery.

Unethical Behavior; Relationships with Clients, Competitors and Suppliers

You may not take unfair advantage of anyone through unethical or illegal measures, such as manipulation, initiation or perpetuation of rumors, concealment, abuse of privileged information, misrepresentation of material facts, or other unfair dealing practices. It is improper, and may be illegal, to hire competitors’ employees for the purpose of obtaining proprietary information (such as trade secrets). MFS advertising must be truthful, not deceptive, and in compliance with applicable laws, regulations and corporate policies. All advertising and marketing materials must be approved using established approval procedures.

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You must guard against unfair competitive practices and exercise extreme caution to avoid conduct that may violate antitrust laws or other rules prohibiting anti-competitive activities. If a competitor or third party proposes to discuss unfair collusion, price-fixing, or other anti¬competitive activities, your responsibility is to object, terminate the conversation, or leave the meeting and report the incident promptly to your manager, or the Legal Department. You must avoid any discussion with competitors of proprietary or confidential information, new product plans, or topics such as pricing or sales policies – the discussion of which could be viewed as an attempt to make joint rather than independent business decisions. Please refer to the MFS Antitrust Compliance Policy for further information.

You should attempt to ensure that you are independent, and are seen to be independent, from any business organization that has a contractual relationship to provide goods or services to MFS or the MFS funds. For this reason, you should not knowingly invest, or acquire a financial interest, directly or indirectly, in any organization if that might influence, or create the impression of influencing, your decisions on behalf of MFS. Unless specifically authorized in writing by a member of the MFS Management Committee, you may not receive a commission or other compensation related to the sale of any product or service to MFS or an MFS fund.

Disparagement of Competitors

Disparagement of competitors to customers or their representatives is not an acceptable marketing technique.

Company representatives should in general emphasize the excellence of our services. Statements which are misleading or deceptive, even if partially or wholly true, should not be made. Personnel should particularly avoid discussion of disparaging rumors or other unsubstantiated information regarding the ethics or solvency of competitors.

Giving or Receiving Gifts or Entertainment

Gifts and entertainment provided to or accepted from business partners are discouraged unless there exists a legitimate business purpose associated with the gift or entertainment. Employees should not make or accept gifts, entertainment or other similar consideration (such as loans upon preferential terms not generally available to the public) that could in any way influence, or appear to influence, their business decisions or those of MFS’ business partners. Gifts and entertainment should not be excessive and employees should be mindful that repeated gifts or entertainment from a single source that are otherwise acceptable may be considered excessive in the aggregate. Under no circumstances is any employee to solicit any gift, entertainment or favor from any business partner. Please see the MFS Business Gift and Entertainment Policy for more details. In addition, employees who are involved in the distribution of MFS products (i.e., mutual funds and other pooled vehicles) or services (i.e., both institutional and retail advisory services) must be aware of and comply with the MFS Global Guidelines on Gifts, Entertainment and Client Financial Support (see Related Policies referenced in Section XIII).

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Anticorruption

Conduct resulting in bribes, kickbacks, or other inducements to government officials designed to influence sales or obtain favorable business arrangements or other improper advantage is prohibited. In particular, employees are prohibited from offering, giving, promising, or authorizing any monetary payment or other thing of value (collectively, “Inducements”) to any government official for any improper purpose. An Inducement has an improper purpose and is prohibited when an Inducement is made to assist MFS in obtaining or retaining business or in order to direct business to any third party, and the Inducement is intended to:

(i)	influence a government official to act or omit to do any act in its official capacity,

(ii)	secure an improper advantage, or

(iii)	induce a government official to use its influence to affect the decision making of a government or other instrumentality.

Please refer to the MFS Anticorruption Policy for further information. In addition, employees are prohibited from bribing anyone (whether a government official or not) and receiving bribes from anyone. Please refer to the MFS Business Gift and Entertainment Policy for further information on the giving and receiving of gifts, entertainment, or other things of value.

Engaging in Political or Charitable Activity

Federal regulations prohibit an investment adviser from providing advisory services for compensation to a state or local government plan for two years if the investment adviser or certain of its employees makes certain political contributions to: (i) elected officials who are in a position to influence the selection of the adviser (even if the contribution is in connection with a campaign for an office that would eliminate their position to influence the selection of the adviser); or (ii) candidates for office who, if successful, would be in a position to influence the selection of the adviser. Donating time (such as volunteering) can be considered to be a donation.

Accordingly, employees must obtain pre-approval from the Compliance Department before making a contribution to any incumbent, candidate for office or successful candidate (collectively, “Government Officials”), or to any Political Action Committee (PAC) or political party. Additionally, employees must obtain pre-approval from the Compliance Department before engaging in any politically-related activities such as fundraising for a Government Official or soliciting/coordinating contributions made by other persons to a Government Official.

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Please refer to the MFS Political Contributions and Activities Policy for additional details and direction.

MFS has an organizational structure in place to deal with corporate charitable and philanthropic spending. Please direct this type of request to the Director of Public Relations who is charged with overseeing MFS’ charitable donations. Any charitable endeavors not sponsored by MFS that employees participate in, sponsor, or host should be conducted with care and employees should refrain from excessive solicitation of other employees and business partners. Please see the MFS Business Gift and Entertainment Policy for more details. In addition, employees who are involved in the distribution of MFS products (i.e., mutual funds and other pooled vehicles) or services (i.e., both institutional and retail advisory services) must be aware of and comply with the MFS Global Guidelines on Gifts, Entertainment and Client Financial Support.

VII.	Respect for the Individual; Conduct Business Activities in an Atmosphere of Good Faith and Respect

It is MFS’ policy to treat each individual with dignity, consideration and respect. All MFS employees should be honest and fair with others, share credit when credit is due, avoid public criticism of one another, and encourage an atmosphere in which openness, cooperation and consultation are the norms. Internal relationships with fellow employees should be based on standards of mutual respect, high integrity and ethical responsibility.

MFS is committed to fairness in the workplace and recognizes that a diverse workforce allows us to serve our stakeholders most effectively. We will not tolerate unlawful discrimination, harassment or violence in the workplace. MFS is an equal opportunity employer in all aspects of hiring and employment. All decisions are based solely on individual occupational qualifications and ability, without regard to race, color, religion, gender, sexual orientation, age, national origin, ancestry, handicap or disability, or veteran status. Employees who believe they may have experienced work-related discrimination, harassment or similar problem have an obligation to report it to their supervisor or Human Resources.

Indebtedness between employees is best avoided and must not reach a level that may compromise the objectivity essential in manager-employee relationships or in the discharge of job-related responsibilities. Any indebtedness between employees and their direct or indirect supervisors (regardless of which one is the borrower or lender) must be limited to nominal amounts or otherwise approved by the Management Committee.

You must respect and maintain the confidentiality of MFS employees’ personal information that you may have access to, including but not limited to salaries, performance reviews, disabilities or other non-public information. You must not share this information with anyone unless it is directly related to performing your job.

Please refer to the HR Policy Manual for additional guidance.

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VIII.	Protecting MFS’ Information, Assets and Property; Business Use

You must protect MFS’ assets and ensure their appropriate use. You may only use MFS’ property for legitimate business purposes. Any suspected fraud or theft of MFS’ property must be reported for investigation immediately. MFS assets include, but are not limited to, our capital, facilities, equipment (including computer and e-mail systems), proprietary information and intellectual property (described more fully below). Information owned by MFS must be treated with the same care as any other MFS asset, and every MFS employee has a role in protecting all of MFS’ assets. Please refer to MFS Information Security Policy for more information.

Proprietary Information and Intellectual Property

Your obligation to protect MFS’ assets applies to our proprietary information and our clients’ proprietary information. Proprietary information includes business, marketing and service plans; unpublished financial data and reports; databases; client information, including portfolio holdings; and employee information, including salary and bonus information. Proprietary information also includes MFS’ intellectual property such as investment strategies, investment models, investment research, trade secrets, patents, trademarks and copyrights. Intellectual property refers to a company’s intangible assets, such as a company’s business methods, inventions, trademarks and publications. As a provider of financial services, much of MFS’ property is intangible, such as MFS’ investment strategies and research. It is the responsibility of every employee to protect MFS’ intellectual property and to respect the intellectual property of other parties. Please contact the Legal Department with questions about the proposed use of another party’s intellectual property and to understand our contractual obligations.

Compliance with Internal Controls;

Acting Within Permitted Authority and Maintaining Accurate Business Records

MFS maintains and enforces an extensive system of internal controls to safeguard and preserve its information and other assets, as well as those of its clients and MFS funds’ shareholders. These administrative and accounting control systems are the responsibility of each group in the MFS organization. All employees are responsible for maintaining the integrity of internal controls and, accordingly, not taking any actions which would directly or indirectly circumvent the internal control structure. In particular, certain business transactions, including portfolio management transactions made on behalf of MFS’ clients, require authorization at an appropriate management level. Every employee must ensure that all transactions are executed within permitted authorizations. Any employee who is responsible for the acquisition or disposition of MFS” corporate or client assets, or who is authorized to incur liabilities on behalf of MFS or an MFS client, must act prudently in exercising this authority and must be careful not to exceed his or her authority. Further, Transactions must also be properly reflected on MFS’ or MFS funds’ books and records. Every employee, even if not involved in the authorization or execution of portfolio or business transactions, is involved in some level of reporting.

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This may include reporting travel and entertainment expenses or recording work hours on a timecard. It is important that all reporting be done honestly and accurately and that employees cooperate fully with both internal and independent audits.

Using Technology Appropriately

The internet, our intranet and e-mail systems are important business resources and provide unprecedented access to information. This technology, however, must not be abused. MFS employees may not use any MFS hardware, systems or other property or facilities to do any of the following:

•	Transmit, copy or download any material, including sexually explicit images messages and materials containing racial, ethnic or other slurs, that may defame, embarrass, threaten, offend or harm any MFS employee or client or the general public;

•	transmit or post non-public information about MFS or any other company, any MFS fund or any other MFS client account to any organization or individual not authorized to receive or possess it;

•	attempt to gain access to any computer, database or network without authorization or willfully propagate computer viruses or other disruptive or destructive programming;

•	distribute unsolicited e-mail messages, advertisements or postings to multiple newsgroups, individuals or organizations (e.g., “spamming”);

•	use electronic means for the purposes of gambling, including participation in a sports/betting pool, or to send or forward chain letters; or

•	participate in chat rooms, bulletin boards, or blogs unless you obtain prior approval from your Department Head, Information Security and Compliance.

You may not establish e-mail addresses or domain names that attempt to trade on, or are derived from, MFS’ name or any corporate, brand, or domain names used within the MFS organization; if such use is identified, immediate relinquishment will be requested. You should not register domain names on behalf of MFS and may not establish internet websites related to MFS’ business without approval from your manager, MFS’ Chief Security Officer or Chief Operating Officer, and MFS’ Management Committee. Please refer to the MFS Information Security Policy for more information.

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Written and E-Mail Communications

Electronic communications should be treated with the same care as any other business communication. Any communication relating to MFS’ business must be of an appropriate nature, must not violate the legal rights of MFS, any MFS employee, MFS client or third party, and must be transmitted, stored and accessed in the manner that safeguards confidentiality and complies with applicable law. All written communications, including those electronically delivered, should be clear, concise and professional in tone and content. Communications for personal, non-business purposes should be kept to a minimum.

You should not use MFS letterhead, envelopes, fax cover sheets or other communication materials containing MFS’ name, logo or trademark for your personal communications. You may not suggest in any way that you are communicating on behalf of MFS or in your position as an MFS employee in your personal communications.

Communications Monitoring

The electronic communications systems (including your computer files, logs, e-mail, internet communications and all other similar or related property) of MFS are the exclusive property of MFS and should be used primarily for the business purposes of MFS. Incidental, appropriate personal use is permitted provided it does not interfere or conflict with your business activity or the business applications, interests or policies of MFS and is not otherwise restricted by MFS. You should have no expectation of privacy as to any use of MFS property, including all MFS technology resources, any of your computer files, e-mail, text-messaging or internet communications. Certain employees are authorized to, and in fact do, monitor individual activity. This monitoring may include, among other measures, reviewing, observing or verifying the content of email communications, information viewed, transmitted or received over the internet or data stored on a computer’s memory or represented in keystrokes or screen shots.

IX.	Supervision

Each business unit should ensure that employees understand and are aware of this Code and the related MFS Policies, as well as the business units’ policies and procedures. Managers have the additional responsibility of creating and fostering an ethical work environment. A manager includes any MFS employee with supervisory responsibilities over another MFS employee. Managers should:

•	Act ethically and foster a work environment that reflects the content and spirit of the Code;

•	Train employees to act ethically in all dealings;

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•	Understand the Code and champion it with employees;

•	Answer employee questions about the Code or direct them to where they can find the information they need;

•	Take steps to prevent violations of the Code;

•	Support and protect those who report violations; and

•	Report any violations or potential violations of the Code to a Department Head, Human Resources, the Compliance Department or MFS’ Corporate Ombudsman.

X.	Interpretation and Escalation

If you encounter a situation for which the Code does not provide specific guidance, asking yourself the following questions may help you determine how to apply the Code before you proceed:

•	Is this fair and ethical?

•	Is this legal?

•	Am I confident that MFS would not be embarrassed if this situation became public knowledge?

•	Would I approve of this situation as a fellow employee, customer or MFS fund shareholder?

•	Is this activity appropriate for work and during business hours?

You should be able to answer “Yes” to each of these questions.

If further clarification of a policy is needed, you should discuss the situation with your manager. Additionally, seek guidance from the individuals identified as Contacts at the beginning of this Code.

Honest mistakes made in the course of business may be tolerated, but MFS will not tolerate violations of law or regulation or lapses in ethics or integrity. Violations of the Code or other MFS policies will be taken seriously and may result in disciplinary action. Disciplinary action may include warning letters, fines, disgorgement of profit and/or termination of employment. Any breach that violates the law may result in civil or criminal proceedings.

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If you believe that you may have violated this Code or MFS’ policies, you are required to advise your manager, Human Resources, the Compliance Department or MFS’ Corporate Ombudsman. If you believe that you may have violated any law (above or in addition to MFS policies), you should report such violation directly to the Legal Department (or MFS’ Corporate Ombudsman) in lieu of your manager, Human Resources or the Compliance Department. MFS will investigate the potential violation and consider all factors such as level of cooperation before disciplinary action is determined. Recommendations for disciplinary action by the Compliance Department shall be made to and approved by the Code of Ethics Oversight Committee.

What to do if you know or suspect that someone else has violated this Code or another MFS Policy?

MFS has established a procedure to help you report:

•	concerns regarding any questionable accounting or auditing matter;

•	situations in which you feel pressured to violate the law or your ethical responsibilities;

•	any breach or suspected breach of laws, regulations or MFS policies; or

•	fraud (as described in “Part II. Compliance with the Law—Fraudulent Activities” above).

If you believe any of these circumstances has arisen, you should report it immediately to either your manager, Human Resources, the Compliance Department or MFS’ Corporate Ombudsman. It is preferred that you give your identity when reporting suspected violations however, you may report anonymously. MFS’ Policy on Reporting Concerns to the Ombudsman provides the specific procedures.

In appropriate circumstances, an investigation will be conducted. All investigations will be coordinated by a member or members of the Compliance, Human Resources and/or Legal Departments, with other MFS management personnel as deemed necessary.

Neither MFS nor its employees or agents will take any retaliatory action against you for reporting a complaint; however, you will be subject to appropriate disciplinary action if you intentionally provide false or misleading information.

XI.	Authority

Investment Advisers Act of 1940

Investment Company Act of 1940

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Securities Act of 1933

Securities Exchange Act of 1934

NASD Conduct Rules and FINRA rules.

Bank Bribery Act

Sarbanes-Oxley Act of 2002

USA PATRIOT Act

NFA Compliance Rules

XII.	Maintenance

The Compliance Department is responsible for the ongoing maintenance and updating of this policy.

XIII. Related	Policies

MFS Investment Management Code of Ethics

Inside Information Policy

Procedures to Implement Inside Information Policy

MFS Firm-Wide Portfolio Holdings Disclosure Policy

MFS Funds Board Portfolio Holdings Disclosure Policy

Policy Regarding Disclosure of Information About Commingled Vehicles

Policy Regarding Trading in Securities In Advance of a Rating Change or Initiation of Rating by an MFS Analyst

MFS Investment Management Anti-Money Laundering Policy, Procedures and Guidelines Compliance Manual

MFS Meridian Funds – SICAV Anti-Money Laundering Policy (Luxembourg Law)

MFS International Ltd. (“MIL Bermuda”) Anti-Money Laundering Program

Canadian AML Policy for MFS Institutional Advisors, Inc. (Canadian Business)

Recordkeeping Policy

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MFS U.S. Consumer Privacy and Data Protection Policy

MFS Funds Consumer Privacy Policy

MFS-SLF Ethical Wall Policy

Guidelines for Discussions Regarding Individual Securities

MFS Social Media Policy

MFS Fund Distributors, Inc. Compliance Manual

MFS Antitrust Compliance Policy

MFS Business Gift and Entertainment Policy

MFS Global Guidelines on Gifts, Entertainment and Client Financial Support

MFS Anticorruption Policy

MFS Political Contributions and Activities Policy

HR Policy Manual

MFS Information Security Policy

MFS Policy on Reporting Concerns to the Ombudsman

XIV. Communication	of Policy and Amendments

The Owner of the policy is responsible for ensuring communication of the policy to the appropriate MFS employees.

XV.	Monitoring

The Compliance Department shall take such reasonable actions as it views necessary from time to time to monitor this Code and the Related Policies referenced in Section XIII of this Code.

Additional procedures may need to be implemented by departments to properly comply with this policy.

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APPENDIX A

In satisfaction of MFS’ regulatory reporting obligations, the following matters must be reported in accordance with Section X of the Code:

You must report if, in the past ten years, you have been:

•	charged with or convicted of or pleaded guilty or nolo contendere (“no contest”) in a domestic, foreign, or military court to any felony or a conspiracy to commit any felony; or

•	charged with or convicted of or pleaded guilty or nolo contendere in a domestic, foreign, or military court to a misdemeanor or have been the named subject of a criminal proceeding involving: investments or an investment-related business, or any fraud, false statements, or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses.

You must report if either the SEC or the Commodity Futures Trading Commission (CFTC) has ever:

•	found that you have made a false statement or omission, been involved in a violation of SEC or CFTC regulations or statutes, or been the cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted;

•	entered an order against you in connection with investment-related activity,

•	imposed a civil monetary penalty on you, or

•	ordered you to cease and desist from any activity.

You must report if any other federal, any state, or any foreign financial regulatory agency has:

•	ever found you to have made a false statement or omission, or been dishonest, unfair or unethical, to have been involved in a violation of investment-related regulations or statutes, or to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted;

•	in the past ten years entered an order against you in connection with an investment-related activity; or

•	disciplined you by denying, suspending or revoking your registration or state securities or state insurance license or otherwise prevented you, by order, from associating with an investment-related business or restricted your activity, or declared you a disqualified person; or

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•	ever convicted you of an offence in respect of dishonest conduct (theft and other offenses with an element of dishonesty) or imposed a civil monetary penalty on you.

You must report if any self-regulatory organization or commodities exchange has ever:

•	found you to have made a false statement or omission, been involved in a violation of its rules (other than a violation designated as a “minor rule violation” under a plan approved by the SEC), or been the cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted; or

•	disciplined you by expelling or suspending you from membership, barring or suspending you from association with other members, otherwise restricting your activities, or fining you.

You must report if you are the subject of any regulatory proceeding that would not permit you to certify to any of the above.

You must report if an authorization to act as an attorney, accountant, or federal contractor granted to you has ever been revoked or suspended for disciplinary reasons.

You must report if any domestic, foreign or military court has:

•	in the past ten years, permanently or temporarily enjoined you or otherwise limited you from engaging in any investment-related activity or from violating any investment-related statute, rule or order;

•	ever found that you were involved in a violation of investment-related statutes or regulations; or

•	ever dismissed, pursuant to a settlement agreement, an investment-related civil action brought against you by a state or foreign financial regulatory authority.

You must report if you are currently the subject of any civil proceeding that could result in a change to the certifications in the previous paragraph (domestic and foreign courts).

You must report any other hearing or formal adjudication in which a professional attainment, designation, or license of yours was revoked or suspended because of a violation of rules relating to professional conduct. You must report even if you resigned (or otherwise relinquished) the attainment, designation or license in anticipation of such a hearing or formal adjudication.

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You must report if you have committed fraud against or embezzled, abstracted or otherwise criminally misused funds or assets of MFS, its affiliates or any of their clients or acted with intent to commit fraud against MFS, its affiliates or any of their clients; and if you are guilty of any serious misconduct concerning your honesty or integrity which is connected with regulated activities or ancillary activities of MFS or its affiliates.

You must report if you have willfully violated or abetted violations of federal securities laws or failed reasonably to supervise another person who committed a violation of these laws.

You must report if you are currently involved in any pending civil suits involving fraud, or if you have been found liable in any civil suit involving fraud in the past 10 years.

If you are an officer of an MFS entity involved in entering into Investment Management Agreements with Australian clients (i.e., MFSI or MIL UK), you must report if you are currently an insolvent under administration (i.e., subject to an undischarged bankruptcy).

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MFS BUSINESS GIFT AND ENTERTAINMENT POLICY

Owner: Chief Compliance Officer Conflicts Officer	Effective Date: December 6, 2013
Last Review Date: November 20, 2014

Replaces Policy Version Dated:
June 4, 2012
Contact Persons: Chris Galeazzi, Compliance Manager

Oversight Committee: Code of Ethics Oversight Committee

Applicability: Firm Wide

I.	Policy Purpose

The purpose of this policy is to provide guidance on the giving and receiving of business gifts and entertainment to vendors, contractors, service providers, clients or other business partners (all herein referred to as “business partners”) of Massachusetts Financial Services Company and its subsidiaries (collectively “MFS”). This policy applies to all employees of MFS. Certain subsidiaries and/or departments may adopt more stringent policies as appropriate. In particular, the MFS Global Guidelines on Gifts, Entertainment and Client Financial Support and applicable non-U.S. guidelines on client gifts, entertainment and financial support (together, the “MFS Global Guidelines on Gifts, Entertainment and Client Financial Support “) may subject certain employees to more stringent gift giving and receiving policies. This policy must be read in conjunction with other related policies which are summarized in section VII. All such policies are supplemental to this policy. In the event this policy and one or more of such supplemental policies apply to the same situation, unless otherwise stated, the most stringent requirements of the applicable policies will govern. In addition, certain employees may be subject to standards of industry associations (e.g. Chartered Financial Analysts).

It is the responsibility of each employee to thoroughly review and follow this policy. Employees should clearly understand this policy; a lack of understanding on the part of an employee is not an excuse for a violation of the policy. Department Heads and supervisors should take steps to ensure that those they supervise understand the provisions of this policy, however, it remains each employee’s responsibility to understand and comply with the requirements of this policy.

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II.	Policy

Overview

Employees should not make or accept gifts, entertainment or other favors that could in any way influence, or appear to influence, their business decisions or those of MFS’ business partners. Accordingly, gifts and entertainment provided to, or accepted from, business partners are discouraged unless there exists a legitimate business purpose associated with the gift or entertainment. An example of a legitimate business purpose for entertainment could be a situation where it is in MFS’ best interest to develop or maintain a relationship with a business partner by participating in an activity such as a dinner, golf outing or sporting event. In general, there are no specific dollar limits established on entertainment (either given or received), provided the entertainment is not excessive and an employee of the business partner is in attendance.1 If an employee of either MFS or the business partner is not in attendance, then entertainment activities are deemed gifts and are subject to the limitation applicable to gifts.

Generally, no employee should knowingly give to, or accept from, a business partner gifts other than those of a de minimis value, defined for purposes of this policy as having a value of $100 or less. An example of a legitimate business purpose for a gift would be a situation where it is in MFS’ interest to give or receive logo items for marketing or informational purposes. It may also be appropriate to give or receive a gift in order to develop or maintain a relationship with a business partner by commemorating a special occasion or event (e.g., significant business or professional achievements, holidays or life events).

Gifts and entertainment should not be excessive and employees should be mindful that repeated gifts or entertainment from a single source that are otherwise acceptable may be considered excessive in the aggregate.

Under no circumstances is any employee to solicit any gift, entertainment or favor from any business partner. Conduct that directly or indirectly seeks the receipt or provision of a bribe or kickback is prohibited and may be deemed a criminal act.2 More specific requirements, limitations and practices concerning gifts and entertainment follow below.

[1]	In certain circumstances, due to more stringent policies adopted by a business group, individual employees may need pre-approval from their supervisors. In addition, applicable laws, rules, regulations, policies or contractual provisions may restrict or prohibit our ability to entertain business partners, such as officials of public entities or labor unions.
[2]	Under the Bank Bribery Act and other applicable laws and regulations, severe penalties may be imposed on anyone who offers or accepts such improper payments or gifts.

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Gifts Received By MFS Employees

Gifts from business partners should not be accepted unless the cost or value of the gift is of a de minimis value defined for purposes of this policy as having a value of $100 or less.

•	This limit also applies for non-U.S. currency countries; an equivalent value in local currency must be considered at the time the gift is given.

•	The value of contemporaneous gifts given to persons living in the same household as the employee counts towards the $100 de minimis limit.

•	In the event a gift is received that is worth more than $100 without the opportunity to decline the gift, the employee must report the gift to the MFS Compliance Department (“Compliance”) and donate the gift to charity.

•	One-time congratulatory gifts (e.g., for a birth, promotion, marriage) or condolence gifts (e.g., flowers, fruit baskets) are not subject to this limit but must not be so frequent or excessive as to raise the appearance of impropriety. Any such one-time gifts in excess of $100 must be reported by the recipient to Compliance. Compliance at their discretion may require the gift to be returned or donated to charity.

•	Employees are expected to use their reasonable judgment in estimating the approximate value of a gift and, if in doubt, should discuss the gift with their supervisors and Compliance.

•	Gifts in the form of cash or cash equivalents may not be accepted regardless of amount. (Cash equivalents include: American Express gift cards, traveler’s checks, bonds, securities or other items that may be readily converted to cash).

•	Tickets accepted for events that are not attended by the outside business partner are considered gifts and as such are subject to the $100 limitation. When the business partner is present at these events, please follow MFS’ entertainment policy as stated below. Investment Personnel[3], however, may not accept tickets to events that are not hosted by the business partner.

•	With regard to receiving holiday gifts, employees (if given the opportunity) should encourage business partners to instead donate to a charity of the business partner’s choice an amount comparable to any gift they would otherwise provide to MFS or any employee.

[3]	As used in this policy, the term “Investment Personnel” means: (1) employees in the Equity and Fixed Income Departments, including, without limitation, portfolio managers, research analysts and associates, traders and administrative support, and (2) other persons designated as Investment Personnel by MFS’ Chief Compliance Officer, MFS’ Conflicts Officer or their designees, or the Code of Ethics Oversight Committee.

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•	Employee benefit or retirement plan clients that are subject to ERISA[4] (“ERISA Plan Clients”) may be required to report the value of gifts received by MFS employees in excess of reporting thresholds[5] and attributable to MFS’ business relationship with a plan[6]. In addition, MFS is required to disclose to a new client subject to ERISA whether it expects that it or any of its employees will receive gifts in excess of a threshold. Accordingly, employees should not accept a gift from an ERISA Plan Client. Any gift received by MFS employees from its business partners who are not ERISA Plan Clients (assuming there is a legitimate business purpose for the gift, as described in the Overview section above and having a value of $100 or less) may only be accepted if it is received in the context of a general business relationship with that business partner and could not reasonably be viewed as being attributable or allocable to any particular client (including separate account clients) or fund[7]. Given the difficulty of determining whether a gift from a consultant is client-specific, employees should not accept a gift from a consultant.

Gifts Given By MFS Employees

Ordinarily gift giving to a business partner is discouraged. However, from time to time it may be appropriate for certain employees of MFS to give gifts to business partners. For example, certain significant or special events, such as, marriage, retirement or death may warrant a gift. Generally, this practice is acceptable provided that: (i) employees subject to the MFS Global Guidelines on Gifts, Entertainment and Client Financial Support comply with those guidelines, (ii) for employees not subject to the MFS Global Guidelines on Gifts, Entertainment and Client Financial Support , the value of the gift is $100 or less and you receive Department Head approval, and (iii) employees subject to the applicable policies of an industry association comply with such policies, and (iv) the gift is not prohibited by applicable law, regulation, rule or policy of, or by any agreement that MFS may have with that business partner8.

[4]	Employee Retirement Income Security Act of 1976, as amended. Most retirement plans and many benefit plans offered by non-governmental employers are subject to ERISA.
[5]	If an MFS employee receives gifts and entertainment worth $100 or more during a plan year that is attributable to a particular ERISA Plan Client, such ERISA Plan Client must report each such gift and entertainment valued at $50 or more on the plan’s Form 5500 Schedule C. Logo items and other items, including logo items worth less than $10 are included in determining if the total value of gifts and entertainment is reportable.
[6]	Prior to the contract, MFS must disclose non-cash compensation that will be received in excess of $250 over the contract period. This applies to ERISA Plan Clients and to investment funds subject to ERISA.
[7]	MFS expects that if the value of gifts received by MFS employees annually were allocated by MFS to each client pro rata based on the value of their investment in relation to total assets under management, the value allocated to a particular client or fund would be beneath these reporting thresholds.
[8]	It is the employee’s responsibility to understand any laws, rules, policies, or agreements governing the giving of a gift in a particular jurisdiction or to a particular business partner.

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In addition the following rules also apply to all gift giving:

•	Under no circumstances should gifts be given to officials or employees of the following entities:

•	U.S. federal or state governments, including board members or other persons with authority to make decisions on behalf of a public employees’ pension plan for whom we currently provide investment services or with whom MFS is discussing future potential business[9]

•	Banks

•	U.S. labor organizations, including an officer, agent, shop steward, union pension trustee or other employee or representative of a labor organization (“Union Official”).

•	Except for charitable or philanthropic gifts which are covered below, gifts in the form of cash or cash equivalents may not be given regardless of amount. Cash equivalents, for example, include gift cards, traveler’s checks, bonds, securities or other items that may be readily converted to cash.

•	Providing gifts and entertainment to sponsors of ERISA Plan Clients is not prohibited, but employees should keep in mind that the recipient might be required to report the gift or entertainment as non-cash compensation if it exceeds the reporting threshold. Accordingly, it is recommended that any gift or entertainment—other than logo or other items with a value of less than $10—be reviewed with the ERISA Plan Client in advance. (See note [5] above).

Entertainment of MFS Employees

MFS employees may be entertained by employees of our business partners, provided the entertainment is neither frequent nor lavish and an employee of the business partner is in attendance. The following policies apply when an MFS employee is being entertained by a business partner:

•	An employee may accept tickets from a business partner to an event as entertainment provided the business partner is present at the event and the event itself is not considered overly lavish or excessive. Examples of appropriate events would include a regular season sporting event, the theater or music concert.

[9]	FINRA-registered representatives subject to the MFS Global Guidelines on Gifts, Entertainment and Client Financial Support, should refer to those guidelines for further direction if giving gifts to officials or employees of these entities.

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•	Potentially excessive entertainment must be avoided, whether it is in the context of a single event or frequent events hosted by the same business partner. Potentially excessive entertainment must be carefully reviewed with your Department Head and Compliance prior to the event(s). Excessive entertainment that is identified after the fact should be brought to the attention of the Department Head who then should discuss the situation with Compliance. Depending on the facts and circumstances, excessive entertainment could be an exceptionally expensive bottle of wine with dinner, or highly sought after tickets to an event such as the Olympic Games, the World Series, World Cup soccer matches, the Super Bowl, the Masters, the final rounds of the Wimbledon Championships, and the final rounds of both the NBA and NHL playoffs, etc.

•	Similar to the above under the heading “Gifts Received by MFS Employees”, entertainment from an ERISA Plan Client should not be accepted. Any entertainment received by MFS employees from its business partners who are not ERISA Plan Clients may only be accepted if it is received in the context of a general business relationship with that business partner and could not reasonably be viewed as being attributable or allocable to any particular client (including separate account clients) or fund.

Entertainment of Business Partners

Business practices require many MFS employees to entertain employees of our business partners. Examples of entertainment could include hosting social events such as golf outings, attending spectator sports or theater, and meals. Entertainment may not include activities or be held at locations which could reasonably be expected to embarrass MFS or negatively affect its reputation. Entertainment must comply with all laws and regulations, and be truthfully and accurately described on all reports, including the expense reimbursement reports. The following additional rules apply when an employee is entertaining a business partner:

•

Public Officials and Employees: Many states, counties, cities and other political subdivisions (“governmental entities”) and entities created by governmental agencies, including pension or investment plans for their employees, impose restrictions or prohibitions on the receipt by their officials or employees of entertainment from business partners, potential business partners or others. Business partners of these governmental entities, as well as MFS and/or its employees, may be subject to penalties or other sanctions for providing entertainment to officials or employees of these jurisdictions. These penalties or sanctions may be imposed even if the MFS employee has not been informed by the public official of the applicable entertainment restriction or prohibition. Whenever an MFS employee entertains an official or employee of any governmental entity, including a pension or investment plan of a governmental entity, it is the employee’s responsibility to ensure that the entertainment being

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provided is not prohibited by applicable law, regulation, rule or policy of, or by any agreement that MFS may have with, that governmental entity. Please see the MFS Anticorruption Policy for additional considerations involving payments made to or on behalf of government officials.

•	Union Officials: MFS is required to report certain entertainment of U.S. Union Officials, even if MFS deals with the Union Official in another capacity, such as in their role as a pension fund trustee. Accordingly, whenever an employee entertains a Union Official, the employee must report that entertainment promptly. Employees subject to the MFS Global Guidelines on Gifts, Entertainment and Client Financial Support must report such entertainment to Global Field Support. All other employees must report such entertainment to Compliance. Exhibit A includes a list of the information which employees will be required to report for this purpose. As necessary, Global Field Support will produce cumulative reports on a periodic basis. These reports will be designed to compile the information on union entertainment activities and to aid in any required reporting to the Department of Labor or another governmental agency. Any reports required by the Department of Labor or other governmental agency will be prepared by Global Field Support and provided to the Department of Labor by MFS’ Legal Department.

•	ERISA Plan Clients: See the considerations noted under the heading “Gifts Given by MFS Employees”.

•	Risk Awareness: Employees who are required to entertain as part of ongoing business development and relationship building should be aware certain activities may expose the employee and/or MFS to risks that go beyond the normal scope of MFS’ business activity. Certain types of events may present liability to MFS and to the employee who is entertaining. Events such as boating (or any other water sport), skiing, car racing, sky diving, and hunting (or any other activity involving guns/weapons) present additional risks; alcohol cannot be offered as a part of any of these activities. Entertaining in the home could present risk to the employee, and therefore should be discussed with Risk Management before the event. Any activities of this nature may require additional steps to be taken prior to hosting the activities. Additional steps may include obtaining liability waivers and certificates of insurance. Please contact Risk Management to ensure you are conducting an “approved” event. The Risk Management Department and, if deemed necessary, a member of the MFS Management Committee, shall consider insurance coverage and consistency with MFS’ corporate risk tolerance in connection with granting or declining any such approval.

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Charitable Activities

MFS has an organizational structure in place to deal with charitable and philanthropic spending that is sponsored by MFS. Please see the MFS Code of Business Conduct and the MFS Global Guidelines on Gifts, Entertainment and Client Financial Support for more information about requirements.

Any charitable endeavors not sponsored by MFS that employees participate in, sponsor, or host should be conducted with care and employees should refrain from excessive solicitation of business partners and/or other MFS employees, however, general notice and acceptance of a pledge or contribution is permissible. Trading personnel, however, should refrain from any solicitation of MFS’ trading partners10 in this regard.

Payment or Reimbursement of Expenses

MFS employees are encouraged to pay their own way when attending events. Employees subject to the MFS Global Guidelines on Gifts, Entertainment and Client Financial Support should follow those guidelines; for all other employees payment or reimbursement of expenses by a business partner for travel or accommodation expenses incurred by an MFS employee in conjunction with an event (including the fee for attending the event itself) may only be accepted pursuant to the following conditions. Such payment is:

(i)	Preapproved by the employee’s Department Head, a member of the MFS Management Committee, and MFS’ Chief Compliance Officer, and

(ii)	Reported to Compliance by the employee.

Generally, flying on a corporate jet owned or chartered by a business partner is prohibited, unless there is no other commercially-available means of transportation to an event or meeting. Simply making an employee’s travel plans more expedient is not a valid reason to accept a flight on a business partner’s corporate jet. In the case where there is no other means for an employee to travel to an event but by a business partner’s corporate jet, the flight may only be accepted if prior approval is received from the employee’s Department Head, a member of the MFS Management Committee and MFS’ Chief Compliance Officer.

For purposes of this sub-section of the policy, the term “business partner” excludes industry associations, trade organizations, self-regulatory organizations and other organizations that the MFS Chief Compliance Officer determines to be similar. For example, if an MFS employee is asked to speak at a conference sponsored by an industry organization, it would not be necessary for the MFS employee to obtain the approvals described above in order to accept payment or reimbursement of their travel and accommodation expenses from such industry organization. All MFS personnel are reminded that any payment involving travel or accommodations covered by this section may not be excessive.

[10]	For purposes of this policy, MFS deems “trading partner” to include any firm included on MFS’ approved brokers list.

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Payment or reimbursement by an MFS employee of a business partner’s expenses is addressed in the MFS Global Guidelines on Gifts, Entertainment and Client Financial Support. Employees not subject to the MFS Global Guidelines on Gifts, Entertainment and Client Financial Support should contact Compliance for guidance prior to paying or reimbursing any business partner’s expenses.

III.	Supervision

Each Department Head should ensure that employees understand and are aware of this Policy and any specific departmental policy or procedures involving the giving or receiving of gifts and entertainment. Department Heads must also ensure employees under their management who are subject to the MFS Global Guidelines on Gifts, Entertainment and Client Financial Support or the applicable policies of industry associations are aware of the requirements of such guidelines or policies, as the case may be.

Department Heads and supervisors are required to supervise the giving and receiving of gifts and entertainment by employees and promptly report any violations of this and related policies to Compliance.

If entertainment or a gift (either to be given or received) requires approval from the employee’s Department Head (or a member of the MFS Management Committee), the Department Head (or member of the MFS Management Committee) should review such information in accordance with this general policy and, if applicable, their department-specific policy, the Financial Industry Regulatory Authority (FINRA) non-cash compensation rules, the MFS Global Guidelines on Gifts, Entertainment and Client Financial Support and the policies of industry associations. After review and approval (if necessary), employees that are not subject to the MFS Global Guidelines on Gifts, Entertainment and Client Financial Support should send the information, including the approval, to Compliance. When necessary, the Department Head (or member of the MFS Management Committee) or employee should consult Compliance for guidance regarding the applicability of this policy.

IV.	Interpretation and Escalation

If a particular gift or type of entertainment is not addressed by this Policy or a supplemental policy, you must discuss the situation with your supervisor and/or the Compliance Department. Permission of the Department Head or their designee and the Legal Department prior to participation will be required. Additionally, you should seek guidance from any of the Contacts listed on the first page of this policy for questions or to report any violations regarding this policy. If any person listed as a contact is no longer employed at MFS, you should direct your matter to one of the other listed contacts or to the owner of this policy.

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Any member of the Management Committee, together with either the Chief Compliance Officer or General Counsel, has the discretion to determine that the provisions of this policy, other than the reporting provisions, do not apply to a specific gift or entertainment activity.

V.	Authority

•	Investment Advisers Act of 1940

•	Bank Bribery Act

•	U.S. Department of Labor Policy Statement, “Trusts and Form LM-30 and Form LM-10” and Instructions to the Form LM-10 Employer Report

•	U.S. Department of Labor, Employment Standards Administration, Office of Labor-Management Standards, “FORM LM-10—Employer Reports: Frequently Asked Questions”

VI.	Monitoring

The Compliance Department is responsible for the monitoring and oversight of this Policy. Issues with respect to or violations of this Policy are escalated to the Code of Ethics Oversight Committee as deemed appropriate by the Compliance Department.

VII.	Related Policies

•	MFS Code of Business Conduct

•	MFS Investment Management’s Code of Ethics

•	MFS Global Guidelines on Gifts, Entertainment and Client Financial Support

•	MFS Anticorruption Policy

•	MFS Record keeping Policies (MFD, MFSC, MFS, MFSI Recordkeeping Policy and Recordkeeping Policy and Procedures)

VIII.  Amendment

This policy may be amended from time to time with the approval of the Policy Committee. The owners of this policy may, in their discretion, change the contacts referenced on the first page of this policy without any other approval.

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IX.	Recordkeeping

Each business group’s documentation relating to compliance with this policy should be retained in accordance with MFS’ related record keeping policy.

Additional procedures may need to be implemented by departments to properly comply with this policy.

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EXHIBIT A

REPORTING FOR ENTERTAINMENT OF UNION OFFICIALS

Pursuant to Section II of this policy, employees that entertain Union Officials shall report the following information to Compliance.

•	The name and address of the officer, agent, shop steward, or other employee or representative of a union;

•	The individual’s position in the labor organization;

•	The name and address of the labor organization with which the individual is affiliate;

•	The date, cost and itemized description of entertainment provided (e.g. meal, theater ticket, travel expenses, hotel);

•	Short description of the circumstances (e.g. “Meal after meeting of pension plan trustees.”);

•	Such other information as MFS may require to fulfill its reporting obligations (although, if the employee is in doubt or unaware of what such other information may be required, the employee shall only be required to report such other information within a reasonable amount of time after a specific request therefore from Compliance).

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